News Release

Contact:
Investors	Media
Greg Ketron	Barry Koling
(404) 827-6714	(404) 230-5268
For Immediate Release
July 19, 2006
SunTrust Reports Second Quarter 2006 Earnings
Strong Loan and Fee Income Growth Drive Record Earnings
ATLANTA— SunTrust Banks, Inc. (NYSE: STI) today reported record net income for the second quarter of 2006 of $544.0 million, up 17% from $465.7 million in the second quarter of 2005. Net income per diluted share was also a record $1.49, up 16% from $1.28 in the second quarter of 2005. Excluding merger expense incurred in the second quarter of 2005, net income and net income per diluted share were both up 9%.
     “SunTrust’s concentrated, corporate-wide sales execution continues to pay off in strong across-the-board revenue and loan growth as we continue to leverage the opportunities that lie within our high-growth markets. Combine that with continued outstanding credit quality and the result is record earnings in the second quarter,” L. Phillip Humann, Chairman and Chief Executive Officer of SunTrust noted. Revenue growth of 8% over the second quarter of 2005 was led by strong double-digit growth in noninterest income. Average loan growth over the same time frame was a solid 12%. Mr. Humann noted that credit quality trends continued to remain near the historically low levels experienced over the past several quarters, with key credit measures such as net charge-offs to average loans and nonperforming loans to total loans increasing only two basis points over the cyclical lows of the first quarter of 2006.
Second Quarter 2006 Consolidated Highlights

	2nd Quarter	2nd Quarter
	2006	2005	% Change

Income Statement
(Dollars in millions, except per share data)
Net income	$544.0	$465.7	17%
Net income excluding merger expense	544.0	499.3	9%
Net income per diluted share	1.49	1.28	16%
Net income per diluted share excluding merger expense	1.49	1.37	9%
Revenue — fully taxable-equivalent	2,065.4	1,913.3	8%
Noninterest income	875.4	770.9	14%
Balance Sheet
(Dollars in billions)
Average loans	$120.1	$107.0	12%
Average consumer and commercial deposits	97.2	93.1	4%
Asset Quality
Net charge-offs to average loans (annualized)	0.10%	0.13%
Nonperforming loans to total loans	0.27%	0.32%

Second Quarter 2006 Consolidated Highlights, continued
•	Net income increased 17% and net income per diluted share increased 16% from the second quarter of 2005 driven by strong revenue growth. Excluding merger expense, net income and net income per diluted share both increased 9%.

•	Fully taxable-equivalent revenue increased 8% from the second quarter of 2005 driven by noninterest income growth of 14% and fully taxable-equivalent net interest income growth of 4%.

•	Noninterest income growth was led by mortgage-related income, which was driven by strong production levels as well as higher mortgage servicing-related income. Double-digit growth in trading account profits and commissions, card fees, investment banking income and retail investment services also contributed.

•	Total average loans increased 12% and total average consumer and commercial deposits increased 4% from the second quarter of 2005.

•	Annualized net charge-offs were 0.10% of average loans, down from 0.13% of average loans in the second quarter of 2005. Nonperforming loans to total loans improved as well, dropping from 0.32% for the second quarter of 2005 to 0.27% for the second quarter in 2006, both reflecting exceptional credit quality levels.
CONSOLIDATED FINANCIAL PERFORMANCE
Revenue
     Fully taxable-equivalent revenue was $2,065.4 million for the second quarter of 2006, up 8% from the second quarter of 2005. The growth was driven by increases in both net interest and noninterest income. On a sequential annualized basis, fully taxable-equivalent revenue increased 3% in the second quarter of 2006 from the first quarter of 2006 as a result of growth in noninterest income offset by a decline in net interest income.
     For the six months ended June 30, 2006, fully taxable-equivalent revenue was $4,116.3 million, up 8% from $3,796.4 million for the same period in 2005. The growth was also driven by increases in both net interest and noninterest income.
Net Interest Income
     Fully taxable-equivalent net interest income was $1,190.0 million in the second quarter of 2006, up 4% from the second quarter of 2005. The primary factor driving the fully taxable-equivalent net interest income growth year-over-year was strong loan growth. Loans grew 12% on average from the second quarter of 2005. On a sequential annualized basis, fully taxable-equivalent net interest income decreased 3% in the second quarter of 2006 from the first quarter of 2006 as a result of a decrease in loans held for sale and the associated spread as well as the continued shift in deposit mix away from lower cost deposit products to certificates of deposit. The net interest margin of 3.00% for the second quarter of 2006 was down 12 basis points from the first quarter of 2006. The margin decline was mainly attributable to the continued shift in deposit mix towards higher cost products and the negative impact the flatter yield curve has had on the spread between incremental earning asset growth and the cost of funding the growth.
     For the six months ended June 30, 2006, fully taxable net interest income was $2,389.4 million, up 5% from $2,271.7 million for the same period in 2005. Loan growth was also the main factor driving the increase.

Noninterest Income
     Total noninterest income was $875.4 million for the second quarter of 2006, up 14% from the second quarter of 2005. A significant portion of the increase resulted from growth in mortgage-related income, reflecting the continued strength in loan production-related income as well as an increase in mortgage servicing-related income. An increase in the level of loan sales, as well as our continued sales efforts, drove the increase in production-related income in the second quarter. The increase in servicing-related income experienced during the second quarter is an indication of the increased income created from a larger servicing portfolio and the realization of the value embedded in the mortgage servicing rights through the sale of a portion of the servicing rights. Double-digit growth in trading account profits and commissions, card fees, investment banking income and retail investment services also contributed to the year-over-year growth. On a sequential annualized basis, noninterest income increased 11% in the second quarter of 2006 from the first quarter of 2006, driven by strong increases in trading account profits and commissions, investment banking income, card fees, retail investment services, trust and investment management income and service charges on deposits.
     For the six months ended June 30, 2006, noninterest income was $1,726.9 million, up 13% from $1,524.7 million for the same period in 2005. A significant portion of this growth was related to mortgage-related income. Card fees and trading account profits and commissions also had strong growth over the six months ended June 30, 2005.
Noninterest Expense
     Total noninterest expense in the second quarter of 2006 was $1,214.1 million, up 4% from the second quarter of 2005. Excluding merger related expense, noninterest expense grew 9% over the second quarter of 2005. The increase in expense reflects certain investments in revenue producing divisions of the Company, including the addition of offices and employees and investment in the infrastructure of the organization to gain greater efficiencies in the future. The increase in marketing and customer development expense reflects the Company’s focus on customer acquisition. On a sequential annualized basis, noninterest expense decreased 4% in the second quarter of 2006 from the first quarter of 2006. The decrease largely resulted from a decline in personnel expenses which resulted from the seasonally high benefit expense incurred in the first quarter of 2006.
     For the six months ended June 30, 2006, total noninterest expense was $2,440.6 million, up 6% from $2,306.7 million for the same period of 2005. Excluding merger related expense, noninterest expense grew 10% for the same period. The factors causing this increase were similar to those noted for the second quarter growth over the same quarter of the previous year.
     Revenue growth in the second quarter coupled with the decline in noninterest expense from the first quarter of 2006, led to positive operating leverage and improvement in the Company’s efficiency ratio. The reported efficiency ratio was 58.78% for the second quarter of 2006 compared to 59.80% for the first quarter of 2006, an improvement of 102 basis points.
Balance Sheet
     As of June 30, 2006, SunTrust had total assets of $181.1 billion. Shareholders’ equity of $17.4 billion as of June 30, 2006 represented 10% of total assets. Book value per share was $47.85 as of June 30, 2006, up from $47.22 as of March 31, 2006.
Loans
     Average loans for the second quarter of 2006 were $120.1 billion, up 12% from the second quarter of 2005. On a sequential annualized basis, average loans grew 13% in the second quarter of 2006 from the first quarter of 2006. Areas contributing to the strong loan growth both on a year-over-

year and sequential annualized basis were residential real estate, home equity line, commercial and construction lending.
Deposits
     Average consumer and commercial deposits for the second quarter of 2006 were $97.2 billion, up 4% from the second quarter of 2005. On a sequential annualized basis, average consumer and commercial deposits grew 8% compared to the first quarter of 2006. The growth in deposits both year-over-year and on a sequential annualized basis was driven by growth in certificates of deposit. Given market conditions and the higher rate environment, customer preference is for higher-yielding deposit products, which is reflected in the continued deposit mix shift toward higher-rate products, such as certificates of deposit. The Company continues to pursue deposit growth initiatives aimed at product promotions, as well as increasing our presence in specific markets within our footprint.
Asset Quality
     Annualized net charge-offs in the second quarter of 2006 were 0.10% of average loans, up from the cyclical low of 0.08% reached in the first quarter of 2006 and down from 0.13% in the second quarter of 2005. Net charge-offs were $29.1 million in the second quarter of 2006 compared to $22.3 million in the first quarter of 2006 and $35.4 million in the second quarter of 2005. Nonperforming assets were up $35.5 million, or 11%, in the second quarter of 2006 compared to the first quarter of 2006, but were down $10.5 million, or 3%, from the second quarter of 2005. The increase from the first quarter of 2006 was mainly driven by increases in commercial and residential real estate nonperforming loans. Nonperforming assets were $369.8 million, or 0.31% of loans, other real estate owned and other repossessed assets as of June 30, 2006 compared to $334.3 million, or 0.28% of loans, other real estate owned and other repossessed assets as of March 31, 2006.
     The allowance for loan and lease losses increased $22.6 million to $1,061.9 million as of June 30, 2006 from $1,039.2 million as of March 31, 2006 primarily due to strong loan growth during the period. Provision expense increased from $33.4 million in the first quarter of 2006 to $51.8 million in the second quarter of 2006. The allowance for loan and lease losses as of June 30, 2006 represented 0.88% of period-end loans, flat from March 31, 2006. The allowance for loan and lease losses as of June 30, 2006 represented 325% of period-end nonperforming loans.
LINE OF BUSINESS FINANCIAL PERFORMANCE
Retail

preliminary data	2nd Quarter	2nd Quarter
(in millions)	2006	2005	% Change

Net income	$198.8	$165.9	20%
Revenue — fully taxable-equivalent	873.2	795.2	10%
Average total loans	30,438.8	29,984.9	2%
Average total deposits	69,539.9	65,046.6	7%
Three Months Ended June 30, 2006 vs. 2005
     Retail’s net income for the second quarter of 2006 was $198.8 million, an increase of $32.9 million, or 20%, compared to the second quarter of 2005. The increase was primarily the result of higher fully taxable-equivalent net interest income, lower net charge-offs and higher noninterest income partially offset by higher noninterest expense.
     Fully taxable-equivalent net interest income increased $68.1 million, or 13%. The increase was attributable to loan and deposit growth and widening deposit spreads due to deposit rate increases that have been slower relative to market rate increases. Average loans increased $453.9 million, or 2%, and average deposits increased $4.5 billion, or 7%, from the second quarter of 2005. The loan growth was driven primarily by home equity lines and loans partially offset by declines in consumer indirect and student loans, while the deposit growth was driven primarily by certificates of deposit.
     Provision for loan losses, which represents net charge-offs for the lines of business, decreased $10.8 million, or 36%, from the second quarter of 2005 primarily due to a decline in consumer indirect net charge-offs.
     Total noninterest income increased $9.8 million, or 4%, from the second quarter of 2005. This increase was driven primarily by interchange income due to increased volumes and gains on sales of student loans.
     Total noninterest expense increased $40.5 million, or 8%, from the second quarter of 2005. The increase was driven primarily by increases in personnel expense and operation costs related to investments in the branch distribution network and technology.
Six Months Ended June 30, 2006 vs. 2005
     Retail’s net income for the six months ended June 30, 2006 was $390.3 million, an increase of $80.7 million, or 26%, compared to the same period in 2005. The increase was primarily the result of higher fully taxable-equivalent net interest income, lower net charge-offs and higher noninterest income partially offset by higher noninterest expense.
     Fully taxable-equivalent net interest income increased $139.3 million, or 13%. The increase was attributable to loan and deposit growth and widening deposit spreads due to deposit rate increases that have been slower relative to market rate increases. Average loans increased $1.1 billion, or 4%, and average deposits increased $4.1 billion, or 6%. The loan growth was driven by home equity lines and loans partially offset by declines in consumer indirect and student loans, while the deposit growth was driven primarily by certificates of deposit.
     Provision for loan losses, which represents net charge-offs for the lines of business, decreased $23.6 million, or 38%, primarily due to a decline in consumer indirect net charge-offs.
     Total noninterest income increased $30.0 million, or 6%. The increase was driven primarily by interchange income due to increased volumes, ATM fees and gains on sales of student loans.
     Total noninterest expense increased $71.5 million, or 7%. The increase was driven by increases in personnel expense and operation costs related to investments in the branch distribution network and technology.
Commercial

preliminary data	2nd Quarter	2nd Quarter
(in millions)	2006	2005	% Change

Net income	$108.9	$100.4	8%
Revenue — fully taxable-equivalent	306.4	285.5	7%
Average total loans	32,737.6	31,117.6	5%
Average total deposits	13,627.2	13,372.3	2%

Three Months Ended June 30, 2006 vs. 2005
     Commercial’s net income for the second quarter of 2006 was $108.9 million, an increase of $8.5 million, or 8%, compared to the second quarter of 2005. The increase was driven primarily by increases in fully taxable-equivalent net interest and noninterest income and a lower effective tax rate related to affordable housing tax benefits, partially offset by higher noninterest expense.
     Fully taxable-equivalent net interest income increased $13.9 million, or 6%. The increase was attributable to increased loan volumes and widening deposit spreads. Average loans increased $1.6 billion, or 5%, from the second quarter of 2005 led by growth in construction lending. Average deposits increased $254.8 million, or 2%, from the second quarter of 2005 driven by an increase in public funds and partially offset by a decrease in demand deposit and money market account balances. The decline in demand deposit balances was mainly attributable to an increase in customer balances being swept to higher-yielding investment alternatives, which has resulted in an increase in sweep income noted below.
     Provision for loan losses, which represents net charge-offs for the lines of business, increased $3.4 million from the second quarter of 2005. Despite this increase, the annualized net charge-off ratio for the Commercial line of business was only .08% for the second quarter of 2006.
     Total noninterest income increased $7.0 million, or 11%, from the second quarter of 2005. The increase resulted from increases in Affordable Housing revenues, sweep income and sales and referral credits.
     Total noninterest expense increased $11.8 million, or 8%, from the second quarter of 2005. Investment in revenue-producing personnel was the primary driver.
Six Months Ended June 30, 2006 vs. 2005
     Commercial’s net income for the six months ended June 30, 2006 was $216.2 million, an increase of $24.6 million, or 13%, compared to the same period in 2005. The increase was primarily driven by higher fully taxable-equivalent net interest and noninterest income and a lower effective tax rate related to affordable housing tax benefits, partially offset by higher noninterest expense.
     Fully taxable-equivalent net interest income increased $36.4 million, or 8%. The increase results from higher loan volumes and widening deposit spreads. Average loans increased $1.6 billion, or 5%, led by growth in construction lending. Average deposits increased $351.4 million, or 3%, driven by an increase in public funds and partially offset by a decrease in demand deposit and money market account balances. The decline in demand deposit balances was mainly attributable to an increase in customer balances being swept to higher-yielding investment alternatives, which has resulted in an increase in sweep income noted below.
     Provision for loan losses, which represents net charge-offs for the lines of business, increased $2.7 million. Despite this increase, the annualized net charge-off ratio for the Commercial line of business was only .03% for the six months ended June 30, 2006.
     Total noninterest income increased $18.4 million, or 16%. The increase resulted from increases in Affordable Housing revenues, sweep income and sales and referral credits.
     Total noninterest expense increased $25.5 million, or 9%. Investment in revenue-producing personnel was the primary driver.

Corporate and Investment Banking

preliminary data	2nd Quarter	2nd Quarter
(in millions)	2006	2005	% Change

Net income	$68.8	$68.2	1%
Revenue — fully taxable-equivalent	218.8	218.1	—
Average total loans	16,487.0	14,864.5	11%
Average total deposits	3,013.3	3,270.1	(8)%
Three Months Ended June 30, 2006 vs. 2005
     Corporate and Investment Banking’s net income for the second quarter of 2006 was $68.8 million, an increase of $0.6 million, or 1%, compared to the second quarter of 2005. Growth in noninterest income, mainly driven by capital markets revenue, was offset by decreased fully taxable-equivalent net interest income and increased noninterest expense.
     Fully taxable-equivalent net interest income decreased $7.0 million, or 11%. The decrease was mainly attributable to a decline in loan spreads. Average loans increased $1.6 billion, or 11%, from the second quarter of 2005. The loan growth was driven by increased corporate demand and growth in leasing. Average deposits decreased $256.8 million, or 8%, from the second quarter of 2005. The decline in deposits was led by a reduction in certain bid-category products that the line of business elected not to bid on due to their high cost in relation to alternative funding sources.
     Provision for loan losses, which represents net charge-offs for the lines of business, improved from a net recovery position of $0.01 million in the second quarter of 2005 to a net recovery position of $0.4 million in the same period in 2006.
     Total noninterest income increased $7.8 million, or 5%, from the second quarter of 2005. Noninterest income growth was driven mainly by Debt Capital Markets revenue, primarily in securitization and structured leasing along with strong growth in equity offerings. The growth was partially offset by weakness in merger and acquisition related fees and equity trading.
     Total noninterest expense increased $0.6 million, or 1%, from the second quarter of 2005. The increase was related to higher personnel expense as a direct result of capital markets revenue growth.
Six Months Ended June 30, 2006 vs. 2005
     Corporate and Investment Banking’s net income for the six months ended June 30, 2006 was $133.6 million, a decrease of $8.6 million, or 6%, compared to the same period in 2005. Growth in the fully taxable-equivalent net interest margin and capital markets revenue in the six months ending June 30, 2006 was offset by the divestiture of factoring assets in the first quarter of 2005.
     Fully taxable-equivalent net interest income increased $1.3 million, or 1%, from the six month period ending June 30, 2005. The divestiture of factoring assets in the first quarter of 2005 negatively impacted growth in fully taxable-equivalent net interest income. Average loans increased $1.9 billion, or 13%, and average deposits increased $149.2 million, or 5%, from the six month period ending June 30, 2005. Loan growth was due to increased corporate demand, growth in leasing and merger and acquisition activity. Deposit growth was driven by an increase in demand for certificates of deposit partially offset by a decrease in certain bid-category products that the line of business elected not to bid on due to their high cost in relation to alternative funding sources.
     Provision for loan losses, which represents net charge-offs for the lines of business, improved from a net recovery position of $0.7 million in the first six months of 2005 to a net recovery position of $0.8 million in the same period in 2006.

     Total noninterest income decreased $11.9 million, or 4%, primarily driven by the divestiture of factoring assets in the first quarter of 2005. Noninterest income growth was driven mainly by Debt Capital Markets revenue, which was primarily driven by securitization, derivative trading and structured leasing, along with strong growth in equity offerings. The growth was partially offset by weakness in merger and acquisition related fees and equity trading.
     Total noninterest expense increased $4.3 million, or 2%. The increase was related to higher personnel expense as a direct result of capital markets revenue growth partially offset by the expense reduction from the factoring asset divestiture.
Mortgage

preliminary data	2nd Quarter	2nd Quarter
(in millions)	2006	2005	% Change

Net income	$62.9	$36.3	73%
Revenue — fully taxable-equivalent	249.9	182.2	37%
Average total loans	32,001.0	22,994.6	39%
Average total deposits	1,843.2	1,595.5	16%
Three Months Ended June 30, 2006 vs. 2005
     Mortgage’s net income for the second quarter of 2006 was $62.9 million, an increase of $26.7 million, or 73%, compared to the second quarter of 2005. Strong fully taxable-equivalent revenue growth driven by gains from the sale of out-of-footprint mortgage servicing assets, record production and loan sales to investors, as well as loan growth, drove the increase in net income. In the latter part of second quarter 2006, in conjunction with the Company’s balance sheet management strategy, the Company sold approximately $1.0 billion of its lower-yielding consumer mortgages and moved approximately $0.8 billion in additional mortgages to loans held for sale in anticipation of their subsequent sale. The transaction affected balances at the end of the period, but had a minimal effect on average loans.
     Fully taxable-equivalent net interest income increased by $18.5 million, or 14%, principally due to growth in loans and deposits that was partially offset by lower net interest income on loans held for sale. Average loans, primarily adjustable rate mortgages, increased $9.0 billion, or 39%, due to continued demand for portfolio loan products and strong construction-permanent loan production. The loan growth contributed $28.5 million to the higher net interest income. Average deposits were up $247.7 million, or 16%, due to escrow balances associated with higher servicing balances. The higher balances combined with a higher credit for funds rate contributed $7.6 million to net interest income. While average loans held for sale increased $1.4 billion, or 24%, compressed spreads resulting from increased short-term interest rates reduced net interest income on loans held for sale $15.0 million, or 37%.
     Provision for loan losses, which represents net charge-offs for the lines of business, decreased $0.7 million, or 25%.
     Total noninterest income increased $49.1 million, or 96%, from the second quarter of 2005. Production income was up $30.3 million, or 113%, due to record production and loan sales to investors. Loan production of $15.0 billion was up $3.8 billion, or 34%, over second quarter 2005. Loan sales to investors were $10.7 billion, up $3.8 billion, or 55%. Excluding $1.0 billion of loans sold from the consumer mortgage loan portfolio, loan sales to investors were $9.7 billion, up $2.8 billion, or 40%. Servicing income increased $20.5 million, or 197%. Higher servicing income resulted from a $17.4 million gain on the sale of out-of-footprint mortgage servicing rights with an unpaid principal balance of $3.3 billion and higher fee income due to higher servicing balances. Partially offsetting these increases was increased mortgage servicing rights amortization. At June 30, 2006, total loans serviced were $121.4 billion compared with $89.1 billion the prior year, an increase of $32.3 billion, or 36%.

     Total noninterest expense increased $26.7 million, or 21%, from the second quarter of 2005. Increased volume and growth-related expenses were the primary drivers of the higher expense.
Six Months Ended June 30, 2006 vs. 2005
     Mortgage’s net income for the six months ended June 30, 2006 was $142.4 million, an increase of $68.3 million, or 92%, compared to the same period in 2005. Strong fully taxable-equivalent revenue growth driven by gains from sale of mortgage servicing assets, higher loan production, greater loan sales to investors, as well as loan growth, drove the increase in net income. In the latter part of second quarter 2006 in conjunction with the Company’s balance sheet management strategy, the Company sold approximately $1.0 billion of its lower yielding consumer mortgages and moved approximately $0.8 billion in additional mortgages to loans held for sale in anticipation of their subsequent sale. The transaction affected balances at the end of the period, but had a minimal effect on average loans.
     Fully taxable-equivalent net interest income increased by $41.5 million, or 16%, principally due to growth in loans and deposits that was partially offset by lower net interest income on loans held for sale. Average loans, primarily adjustable rate mortgages, increased $8.0 billion, or 35%, due to continued demand for portfolio loan products and strong construction-permanent loan production. This loan growth contributed $50.8 million to the higher net interest income. Average deposits increased $196.9 million, or 14%, due to escrow balances associated with higher servicing balances. These balances combined with a higher credit for funds rate contributed $12.2 million to net interest income. Average loans held for sale were up $2.4 billion, or 40%. However, compressed spreads resulting from increased short-term interest rates, reduced net interest income on loans held for sale $18.5 million, or 22%.
     Provision for loan losses, which represents net charge-offs for the lines of business increased $1.1 million, or 29%.
     Total noninterest income increased $124.6 million, or 130%. Production income of $120.7 million increased $74.0 million, or 159%, driven by higher production and loan sales to investors. Year-to-date loan production was $26.6 billion compared with $19.9 billion for the comparable period in 2005, an increase of $6.7 billion, or 34%. Loan sales to investors were $21.0 billion, up $8.7 billion, or 71%. Excluding $1.0 billion of loans sold from the consumer mortgage loan portfolio, loan sales to investors were $20.0 billion, up $7.7 billion, or 62%. Servicing income of $75.1 million was up $52.9 million, an increase of 238%, due to gains from the sale of mortgage servicing assets of $41.8 million and increased fees from higher servicing balances.
     Total noninterest expense increased $57.7 million, or 24%, from the prior year-to-date period. Increased volume and growth-related expenses were the primary drivers of this increase.
Wealth and Investment Management

preliminary data	2nd Quarter	2nd Quarter
(in millions)	2006	2005	% Change

Net income	$53.5	$51.8	3%
Revenue — fully taxable-equivalent	343.9	316.7	9%
Average total loans	8,063.7	7,681.9	5%
Average total deposits	9,158.4	9,611.2	(5)%

Three Months Ended June 30, 2006 vs. 2005
     Wealth and Investment Management’s net income for the second quarter of 2006 was $53.5 million, an increase of $1.7 million, or 3%, compared to the second quarter of 2005. The growth year-over-year was primarily driven by increases in both fully tax-equivalent net interest and noninterest revenue which was partially offset by continuing efforts to build out the line of business including higher structural, staff and operations expense.
     Fully taxable-equivalent net interest income increased $9.1 million, or 11%, due to increases in loan balances and widening deposit spreads due to deposit rate increases that have been slower relative to market rate increases. Average loans increased $0.4 billion, or 5%, driven by commercial loan growth. Average deposits decreased $0.5 billion, or 5%, due to a decline in money market and NOW account balances, partially offset by certificate of deposit growth.
     Provision for loan losses, which represents net charge-offs for the lines of business, decreased $0.2 million from the second quarter of 2005.
     Total noninterest income increased $18.1 million, or 8%, from the second quarter of 2005 attributable to growth in trust income that resulted from growth in assets under management and improved market conditions, as well as increased retail investment income and other income. End of period assets under management were approximately $134.8 billion compared to approximately $130.3 billion at the end of the same period last year. Assets under management include individually managed assets, the STI Classic Funds, institutional assets managed by Trusco Capital Management and participant-directed retirement accounts. Total assets under advisement were approximately $249.3 billion, which includes the $134.8 billion in assets under management, $51.2 billion in non-managed trust assets, $35.0 billion in retail brokerage assets and $28.3 billion in non-managed corporate trust assets.
     Total noninterest expense increased $24.7 million, or 11%, from the second quarter of 2005. The growth was primarily driven by the continuing efforts to build out the line of business including higher structural, staff and operations expense.
Six Months Ended June 30, 2006 vs. 2005
     In a continuing effort to enhance the segment reporting process, modifications were made to corporate methodologies related to the allocation of corporate overhead, advertising and systems development. While these reallocations affected all of the lines of business, only Wealth and Investment Management was significantly impacted. As a result of these changes, Wealth and Investment Management’s first quarter 2006 net income growth was adjusted from 7% as previously reported to 12%. The effect of the first quarter modifications, coupled with the 3% second quarter 2006 net income growth, produces year-to-date net income growth of 7%, which is fully representative of the financial performance of the line of business.
     Wealth and Investment Management’s net income for the six months ended June 30, 2006 was $98.1 million, an increase of $6.5 million, or 7%, compared to the same period in 2005. The growth year-over-year was driven primarily by increases in both fully taxable-equivalent net interest income and noninterest income, partially offset by continuing efforts to build out the line of business including higher structural, staff and operations expense.
     Fully taxable-equivalent net interest income increased $23.9 million, or 15%, and was attributable to a combination of increased loan volumes and widening deposit spreads due to deposit rate increases that have been slower relative to market rate increases. Average loans increased $0.5 billion, or 6%, led by growth in commercial real estate and commercial loans. Average deposits decreased $0.3 billion, or 3%, due to declines in NOW and money market account balances, partially offset by certificates of deposit growth.
     Provision for loan losses, which represents net charge-offs for the lines of business decreased $0.2 million.

     Total noninterest income increased $24.3 million, or 5%. Noninterest income was driven by growth in trust and retail investment income. Trust income increased due to increases in recurring fees that resulted from growth in assets under management and improved market conditions. Retail investment (brokerage) income increased due to improvements in annuity, managed account and new business revenues.
     Total noninterest expense increased $38.2 million, or 8%. The growth was primarily driven by the continuing efforts to build out the line of business including higher structural, staff and operations expense.
Corporate Other and Treasury

preliminary data	2nd Quarter	2nd Quarter
(in millions)	2006	2005	% Change

Net income	$51.1	$43.2	18%
Securities available for sale	25,466.6	27,117.6	(6)%
Three Months Ended June 30, 2006 vs. 2005
     Corporate Other and Treasury’s net income for the second quarter of 2006 was $51.1 million, an increase of $7.9 million, or 18%, compared to the second quarter of 2005, primarily due to a decrease in merger-related expense offset by a decrease in fully taxable-equivalent net interest income.
     Fully taxable-equivalent net interest income decreased $55.0 million, or 54%. The main drivers for the reduction in net interest income were a $1.7 billion decrease on average in securities available for sale, a decrease in income on receive fixed/pay floating interest rate swaps used to extend the duration of the commercial loan portfolio and an increase in short-term borrowing costs due to an increase in the size of these borrowings needed to fund earning asset growth, as well as a significant rise in short-term interest rates over the past year.
     Total average deposits increased $11.3 billion, or 71%, from the second quarter of 2005 mainly due to growth in brokered and foreign deposits of $11.5 billion.
     Provision for loan losses, which represents the difference between net charge-offs for the lines of business and total provision for loan losses, increased $12.5 million from the second quarter of 2005, representing additional provision expense necessary to support the Company’s strong loan growth.
     Total noninterest income increased $12.6 million, or 91%, from the second quarter of 2005. This was mainly due to an increase in securities gains of $6.4 million and miscellaneous income of $5.7 million.
     Total noninterest expense decreased $63.0 million from $59.4 million in 2005 to a net recovery of $3.6 million in 2006. This was mainly due to a reduction in merger-related expense of $53.9 million.
Six Months Ended June 30, 2006 vs. 2005
     Corporate Other and Treasury’s net income for the six months ended June 30, 2006 was $94.9 million, a decrease of $53.9 million, or 36%, compared to the same period in 2005, primarily due to decline in fully taxable-equivalent net interest income offset by a decrease in merger-related expense.
     Fully taxable-equivalent net interest income decreased $124.7 million, or 53%. The main drivers for the reduction in net interest income were a $1.9 billion decrease on average in securities available for sale, a decrease in income on receive fixed/pay floating interest rate swaps used to extend the duration of the commercial loan portfolio and an increase in short-term borrowing costs due to an increase in the size of these borrowings needed to fund earning asset growth, as well as a significant rise in short-term interest rates over the past year.

     Total average deposits increased $11.1 billion, or 75%, from the second quarter of 2005 mainly due to growth in brokered and foreign deposits of $11.4 billion.
     Provision for loan losses, which represents the difference between net charge-offs for the lines of business and total provision for loan losses, increased $46.9 million to $35.9 million for the six months ended June 30, 2006, representing additional provision expense necessary to support the Company’s strong loan growth.
     Total noninterest income increased $16.8 million, or 93%. This was mainly due to securities gains of $6.0 million as compared to securities losses of $6.9 million in 2005.
     Total noninterest expense decreased $63.3 million from $72.4 million in 2005 to $9.1 million in 2006. This decline was mainly due to a reduction in merger-related expense of $79.0 million.
Corresponding Financial Tables and Information
     This news release contains certain non-US GAAP financial measures to describe our Company’s performance. The reconciliation of those measures to the most directly comparable US GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.
     Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are available on our Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust” and may be directly accessed via the quick link entitled “2nd Quarter Earnings Release” on the SunTrust homepage. This information is also included in a current report on Form 8-K filed with the SEC today.
Conference Call
     SunTrust management will host a conference call on July 19, 2006 at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals are encouraged to call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 2Q06; Leader: Greg Ketron). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 2Q06; Leader: Greg Ketron). A replay of the call will be available beginning July 19, 2006 and ending August 2, 2006 by dialing 1-800-925-5414 (domestic) or 1-402-530-8073 (international).
     Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations” located under “About SunTrust” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “2nd Quarter Earnings Release.” Beginning the afternoon of July 19, 2006, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.
     SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage, equipment leasing and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Forward Looking Statements
This news release may contain forward-looking statements, including statements about credit quality and future prospects of the Company and credit quality. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. Such statements are based upon the current beliefs and expectations of SunTrust’s management and are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause SunTrust’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2005 Annual Report on Form 10-K, in the Quarterly Reports on Form 10-Q and in the Current Reports filed on Form 8-K with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include changes in interest rates; changes in general business or economic conditions or the competitive banking environment; changes in credit conditions including customers’ ability to repay debt obligations; competitive pressures among local, regional, national, and international banks, thrifts credit unions, and other financial institutions; increases in the cost of funds resulting from customers pursuing alternatives to bank deposits or shifting from demand deposits to higher-cost products; significant changes in legislation or regulatory requirements, or the fiscal and monetary policies of the federal government and its agencies; significant changes in securities markets or markets for commercial or residential real estate; the Company’s success in managing its costs, including costs associated with the expansion of distribution channels and developing new ones; the potential that the Company may acquire other institutions or may be acquired by other institutions; the potential that the Company may divest certain portions of its business; hurricanes and other natural disasters; litigation; and changes in accounting principles, policies, or guidelines. The forward-looking statements in this news release speak only as of this date, and SunTrust does not assume any obligation to update such statements or to update the reasons why actual results could differ from those contained in such statements.
###

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended				Six Months Ended
	June 30%				June 30%

	2006		2005	Change	2006	2005	Change
EARNINGS & DIVIDENDS
Net income	$544.0		$465.7	16.8%	$1,075.5	$958.0	12.3%
Total revenue - FTE [2]	2,065.4		1,913.3	7.9	4,116.3	3,796.4	8.4
Total revenue - FTE excluding securities gains and losses and net gain on sale of RCM assets [1]	2,059.5		1,913.4	7.6	4,110.3	3,782.2	8.7

Net income per average common share
Diluted	1.49		1.28	16.4	2.96	2.64	12.1
Basic	1.51		1.30	16.2	2.98	2.67	11.6
Dividends paid per average common share	0.61		0.55	10.9	1.22	1.10	10.9

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$180,744		$165,254	9.4%	$179,190	$163,247	9.8%
Earning assets	158,889		144,283	10.1	157,325	142,186	10.6
Loans	120,145		106,967	12.3	118,214	105,102	12.5
Consumer and commercial deposits	97,172		93,065	4.4	96,238	92,022	4.6
Brokered and foreign deposits	27,194		15,709	73.1	25,930	14,573	77.9
Shareholders’ equity	17,304		16,276	6.3	17,179	16,198	6.1

As of
Total assets	181,143		168,953	7.2
Earning assets	158,845		147,014	8.0
Loans	120,243		109,594	9.7
Allowance for loan and lease losses	1,062		1,036	2.5
Consumer and commercial deposits	99,042		93,814	5.6
Brokered and foreign deposits	25,811		15,763	63.7
Shareholders’ equity	17,424		16,646	4.7

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.21%		1.13%	7.1%	1.21%	1.18%	2.5%
Return on average assets less net unrealized securities gains [1]	1.18		1.11	6.3	1.19	1.17	1.7
Return on average total shareholders’ equity	12.61		11.48	9.8	12.63	11.93	5.9
Return on average realized shareholders’ equity [1]	12.90		12.02	7.3	12.98	12.61	2.9

Net interest margin [2]	3.00		3.18	(5.7)	3.06	3.22	(5.0)
Efficiency ratio [2]	58.78		61.30	(4.1)	59.29	60.76	(2.4)
Tangible efficiency ratio [1]	57.53		59.74	(3.7)	58.00	59.15	(1.9)
Effective tax rate	30.10		30.90	(2.6)	30.56	31.32	(2.4)
Full-time equivalent employees	34,155		32,751	4.3
Number of ATMs	2,564		2,761	(7.1)
Full service banking offices	1,695		1,642	3.2
Traditional	1,342		1,319	1.7
In-store	353		323	9.3

Tier 1 capital ratio	7.25%[3]		7.04%	3.0%
Total capital ratio	10.60	[3]	10.25	3.4
Tier 1 leverage ratio	6.78	[3]	6.65	2.0
Total average shareholders’ equity to total average assets	9.57		9.85	(2.8)	9.59	9.92	(3.3)
Tangible equity to tangible assets [1]	5.81		5.72	1.6
Book value per share	47.85		45.96	4.1
Market price:
High	78.33		75.00	4.4	78.33	75.00	4.4
Low	72.56		69.60	4.3	69.68	69.00	1.0
Close	76.26		72.24	5.6	76.26	72.24	5.6
Market capitalization	27,768		26,162	6.1
Average common shares outstanding (000s)
Diluted	364,391		363,642	0.2	363,917	363,392	0.1
Basic	361,267		359,090	0.6	360,604	358,674	0.5

[1]	See Appendix A for a reconcilement of non-GAAP performance measures. “RCM” refers to Receivables Capital Management.
[2]	Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Revenue - FTE equals net interest income on a FTE basis plus noninterest income.
[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the news release date.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	June 30		March 31	December 31	September 30	June 30
	2006		2006	2005	2005	2005
EARNINGS & DIVIDENDS
Net income	$544.0		$531.5	$518.5	$510.8	$465.7
Total revenue - FTE [2]	2,065.4		2,050.9	2,005.0	2,008.1	1,913.3
Total revenue - FTE excluding securities gains and losses and net gain on sale of RCM assets [1]	2,059.5		2,050.8	2,004.4	2,006.7	1,913.4

Net income per average common share
Diluted	1.49		1.46	1.43	1.40	1.28
Basic	1.51		1.48	1.44	1.42	1.30
Dividends paid per average common share	0.61		0.61	0.55	0.55	0.55

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$180,744		$177,618	$175,769	$169,934	$165,254
Earning assets	158,889		155,743	153,490	148,553	144,283
Loans	120,145		116,263	113,828	110,818	106,967
Consumer and commercial deposits	97,172		95,292	95,257	94,076	93,065
Brokered and foreign deposits	27,194		24,652	21,010	17,969	15,709
Shareholders’ equity	17,304		17,052	16,876	16,823	16,276

As of
Total assets	181,143		178,876	179,713	172,416	168,953
Earning assets	158,845		156,439	156,641	150,580	147,014
Loans	120,243		118,130	114,555	112,411	109,594
Allowance for loan and lease losses	1,062		1,039	1,028	1,030	1,036
Consumer and commercial deposits	99,042		97,940	97,572	94,465	93,814
Brokered and foreign deposits	25,811		23,836	24,481	19,265	15,763
Shareholders’ equity	17,424		17,157	16,887	16,718	16,646

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.21%		1.21%	1.17%	1.19%	1.13%
Return on average assets less net unrealized securities gains [1]	1.18		1.19	1.15	1.18	1.11
Return on average total shareholders’ equity	12.61		12.64	12.19	12.05	11.48
Return on average realized shareholders’ equity [1]	12.90		13.06	12.75	12.81	12.02

Net interest margin [2]	3.00		3.12	3.12	3.14	3.18
Efficiency ratio [2]	58.78		59.80	60.20	58.62	61.30
Tangible efficiency ratio [1]	57.53		58.47	58.79	57.13	59.74
Effective tax rate	30.10		31.03	28.97	31.12	30.90
Full-time equivalent employees	34,155		33,697	33,406	33,013	32,751
Number of ATMs	2,564		2,786	2,782	2,769	2,761
Full service banking offices	1,695		1,677	1,657	1,647	1,642
Traditional	1,342		1,332	1,325	1,319	1,319
In-store	353		345	332	328	323

Tier 1 capital ratio	7.25%[3]		7.26%	7.01%	7.03%	7.04%
Total capital ratio	10.60	[3]	10.88	10.57	10.66	10.25
Tier 1 leverage ratio	6.78	[3]	6.71	6.65	6.64	6.65
Total average shareholders’ equity to total average assets	9.57		9.60	9.60	9.90	9.85
Tangible equity to tangible assets [1]	5.81		5.72	5.56	5.68	5.72
Book value per share	47.85		47.22	46.65	46.28	45.96
Market price:
High	78.33		76.75	75.46	75.77	75.00
Low	72.56		69.68	65.32	68.85	69.60
Close	76.26		72.76	72.76	69.45	72.24
Market capitalization	27,768		26,437	26,338	25,089	26,162
Average common shares outstanding (000s)
Diluted	364,391		363,437	363,175	363,854	363,642
Basic	361,267		359,934	359,203	359,702	359,090

[1]	See Appendix A for a reconcilement of non-GAAP performance measures. “RCM” refers to Receivables Capital Management.
[2]	Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Revenue - FTE equals net interest income on a FTE basis plus noninterest income.
[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the news release date.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	As of June 30		Increase/(Decrease)
	2006	2005	Amount	%
ASSETS
Cash and due from banks	$4,214,076	$4,476,229	($262,153)	(5.9)%
Interest-bearing deposits in other banks	29,733	24,255	5,478	22.6
Funds sold and securities purchased under agreements to resell	942,983	1,496,544	(553,561)	(37.0)
Trading assets	2,621,940	2,489,467	132,473	5.3
Securities available for sale [1]	26,542,900	28,767,390	(2,224,490)	(7.7)
Loans held for sale	10,819,967	7,656,249	3,163,718	41.3
Loans:
Commercial	35,159,832	33,750,907	1,408,925	4.2
Real estate:
Home equity lines	13,894,177	12,812,764	1,081,413	8.4
Construction	13,099,808	9,540,554	3,559,254	37.3
Residential mortgages	32,844,670	26,756,044	6,088,626	22.8
Commercial real estate	12,575,092	12,692,682	(117,590)	(0.9)
Consumer:
Direct	4,237,332	4,981,830	(744,498)	(14.9)
Indirect	8,113,741	8,842,322	(728,581)	(8.2)
Business credit card	318,493	217,097	101,396	46.7

Total loans	120,243,145	109,594,200	10,648,945	9.7
Allowance for loan and lease losses	(1,061,862)	(1,036,173)	(25,689)	2.5

Net loans	119,181,283	108,558,027	10,623,256	9.8
Goodwill	6,900,222	6,873,111	27,111	0.4
Other intangible assets	1,141,346	1,094,803	46,543	4.3
Other assets	8,748,994	7,516,500	1,232,494	16.4

Total assets [2]	$181,143,444	$168,952,575	$12,190,869	7.2

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$24,243,088	$24,514,476	($271,388)	(1.1)%
Interest-bearing consumer and commercial deposits:
NOW accounts	17,194,199	17,574,815	(380,616)	(2.2)
Money market accounts	24,627,018	25,798,052	(1,171,034)	(4.5)
Savings	5,556,847	6,124,696	(567,849)	(9.3)
Consumer time	16,134,694	12,131,283	4,003,411	33.0
Other time	11,285,875	7,670,308	3,615,567	47.1

Total consumer and commercial deposits	99,041,721	93,813,630	5,228,091	5.6
Brokered deposits	18,425,635	11,419,706	7,005,929	61.3
Foreign deposits	7,385,081	4,343,762	3,041,319	70.0

Total deposits	124,852,437	109,577,098	15,275,339	13.9
Funds purchased	4,527,339	5,199,559	(672,220)	(12.9)
Securities sold under agreements to repurchase	7,158,914	6,712,000	446,914	6.7
Other short-term borrowings	1,438,891	2,728,111	(1,289,220)	(47.3)
Long-term debt	18,222,162	21,565,176	(3,343,014)	(15.5)
Trading liabilities	1,574,107	1,003,495	570,612	56.9
Other liabilities	5,945,674	5,520,940	424,734	7.7

Total liabilities	163,719,524	152,306,379	11,413,145	7.5

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	-	-	-	-
Common stock, $1.00 par value	370,578	370,578	-	-
Additional paid in capital	6,751,929	6,763,940	(12,011)	(0.2)
Retained earnings	9,943,155	8,679,452	1,263,703	14.6
Treasury stock, at cost, and other	(418,262)	(465,736)	47,474	(10.2)
Accumulated other comprehensive income	776,520	1,297,962	(521,442)	(40.2)

Total shareholders’ equity	17,423,920	16,646,196	777,724	4.7

Total liabilities and shareholders’ equity	$181,143,444	$168,952,575	$12,190,869	7.2

Common shares outstanding	364,129,209	362,159,995	1,969,214	0.5
Common shares authorized	750,000,000	750,000,000	-	-
Treasury shares of common stock	6,449,189	8,418,403	(1,969,214)	(23.4)

[1]Includes net unrealized gains of	$1,309,753	$2,032,317	($722,564)	(35.6)%
[2]Includes earning assets of	158,845,216	147,014,102	11,831,114	8.0

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	As of
	June 30	March 31	December 31	September 30	June 30
	2006	2006	2005	2005	2005
ASSETS
Cash and due from banks	$4,214,076	$4,158,082	$4,659,664	$4,228,590	$4,476,229
Interest-bearing deposits in other banks	29,733	81,857	332,444	22,694	24,255
Funds sold and securities purchased under agreements to resell	942,983	1,108,841	1,313,498	1,208,087	1,496,544
Trading assets	2,621,940	2,937,137	2,811,225	2,470,160	2,489,467
Securities available for sale [1]	26,542,900	27,335,487	26,525,821	26,867,580	28,767,390
Loans held for sale	10,819,967	9,351,662	13,695,613	10,378,411	7,656,249
Loans:
Commercial	35,159,832	33,496,827	33,764,183	33,109,716	33,750,907
Real estate:
Home equity lines	13,894,177	13,791,702	13,635,705	13,268,826	12,812,764
Construction	13,099,808	12,068,483	11,046,903	10,225,044	9,540,554
Residential mortgages	32,844,670	32,366,617	29,877,312	28,646,871	26,756,044
Commercial real estate	12,575,092	12,571,041	12,516,035	12,566,702	12,692,682
Consumer:
Direct	4,237,332	5,421,722	5,060,844	5,513,473	4,981,830
Indirect	8,113,741	8,130,463	8,389,401	8,829,635	8,842,322
Business credit card	318,493	283,390	264,512	250,543	217,097

Total loans	120,243,145	118,130,245	114,554,895	112,410,810	109,594,200
Allowance for loan and lease losses	(1,061,862)	(1,039,247)	(1,028,128)	(1,029,855)	(1,036,173)

Net loans	119,181,283	117,090,998	113,526,767	111,380,955	108,558,027
Goodwill	6,900,222	6,897,105	6,835,168	6,841,631	6,873,111
Other intangible assets	1,141,346	1,123,463	1,122,967	1,112,873	1,094,803
Other assets	8,748,994	8,791,844	8,889,674	7,905,115	7,516,500

Total assets [2]	$181,143,444	$178,876,476	$179,712,841	$172,416,096	$168,952,575

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$24,243,088	$24,649,242	$26,327,663	$24,548,595	$24,514,476
Interest-bearing consumer and commercial deposits:
NOW accounts	17,194,199	17,514,277	17,781,451	16,896,647	17,574,815
Money market accounts	24,627,018	26,144,180	25,484,016	26,065,278	25,798,052
Savings	5,556,847	5,283,632	5,423,878	5,670,516	6,124,696
Consumer time	16,134,694	14,397,034	13,436,072	12,786,056	12,131,283
Other time	11,285,875	9,951,523	9,119,302	8,497,819	7,670,308

Total consumer and commercial deposits	99,041,721	97,939,888	97,572,382	94,464,911	93,813,630
Brokered deposits	18,425,635	16,965,675	15,644,932	12,837,377	11,419,706
Foreign deposits	7,385,081	6,870,179	8,835,864	6,427,770	4,343,762

Total deposits	124,852,437	121,775,742	122,053,178	113,730,058	109,577,098
Federal funds purchased	4,527,339	4,346,238	4,258,013	3,085,738	5,199,559
Securities sold under agreements to repurchase	7,158,914	6,970,317	6,116,520	6,603,466	6,712,000
Other short-term borrowings	1,438,891	1,494,384	1,937,624	3,173,951	2,728,111
Long-term debt	18,222,162	18,919,961	20,779,249	22,364,776	21,565,176
Trading liabilities	1,574,107	1,734,328	1,529,325	1,064,603	1,003,495
Other liabilities	5,945,674	6,478,058	6,151,537	5,675,754	5,520,940

Total liabilities	163,719,524	161,719,028	162,825,446	155,698,346	152,306,379

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	-	-	-	-	-
Common stock, $1.00 par value	370,578	370,578	370,578	370,578	370,578
Additional paid in capital	6,751,929	6,743,418	6,761,684	6,758,901	6,763,940
Retained earnings	9,943,155	9,621,597	9,310,978	8,991,168	8,679,452
Treasury stock, at cost, and other	(418,262)	(472,505)	(493,936)	(541,176)	(465,736)
Accumulated other comprehensive income	776,520	894,360	938,091	1,138,279	1,297,962

Total shareholders’ equity	17,423,920	17,157,448	16,887,395	16,717,750	16,646,196

Total liabilities and shareholders’ equity	$181,143,444	$178,876,476	$179,712,841	$172,416,096	$168,952,575

Common shares outstanding	364,129,209	363,338,615	361,984,193	361,248,048	362,159,995
Common shares authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Treasury shares of common stock	6,449,189	7,239,783	8,594,205	9,330,350	8,418,403

[1]Includes net unrealized gains of	$1,309,753	$1,497,176	$1,572,033	$1,888,990	$2,032,317
[2]Includes earning assets of	158,845,216	156,439,347	156,640,894	150,579,614	147,014,102

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Six Months Ended
	June 30		Increase/(Decrease) [2]		June 30		Increase/(Decrease) [2]
	2006	2005	Amount	%	2006	2005	Amount	%
Interest income	$2,423,087	$1,843,273	$579,814	31.5%	$4,701,800	$3,559,295	$1,142,505	32.1%
Interest expense	1,254,344	719,564	534,780	74.3	2,354,016	1,324,026	1,029,990	77.8

NET INTEREST INCOME	1,168,743	1,123,709	45,034	4.0	2,347,784	2,235,269	112,515	5.0
Provision for loan losses	51,759	47,811	3,948	8.3	85,162	58,367	26,795	45.9

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,116,984	1,075,898	41,086	3.8	2,262,622	2,176,902	85,720	3.9

NONINTEREST INCOME
Service charges on deposit accounts	191,645	193,276	(1,631)	(0.8)	377,830	377,379	451	0.1
Trust and investment management income	175,811	167,503	8,308	5.0	343,900	332,018	11,882	3.6
Retail investment services	58,441	52,624	5,817	11.1	113,430	107,767	5,663	5.3
Other charges and fees	113,948	112,258	1,690	1.5	226,330	223,633	2,697	1.2
Investment banking income	60,481	53,706	6,775	12.6	112,296	103,713	8,583	8.3
Trading account profits and commissions	46,182	31,819	14,363	45.1	83,057	75,865	7,192	9.5
Card fees	61,941	52,011	9,930	19.1	118,544	100,167	18,377	18.3
Net gain on sale of RCM assets	-	-	-	-	-	19,874	(19,874)	(100.0)
Mortgage production related income	56,579	26,238	30,341	115.6	119,616	44,235	75,381	170.4
Mortgage servicing related income	31,401	10,885	20,516	188.5	76,111	23,095	53,016	229.6
Other noninterest income	73,082	70,616	2,466	3.5	149,799	122,663	27,136	22.1
Securities gains/(losses), net	5,858	(27)	5,885	NM	5,962	(5,686)	11,648	NM

Total noninterest income	875,369	770,909	104,460	13.6	1,726,875	1,524,723	202,152	13.3

NONINTEREST EXPENSE
Employee compensation and benefits	689,073	623,284	65,789	10.6	1,394,038	1,258,077	135,961	10.8
Net occupancy expense	81,710	73,483	8,227	11.2	162,754	149,334	13,420	9.0
Outside processing and software	98,447	89,282	9,165	10.3	193,339	172,130	21,209	12.3
Equipment expense	48,107	51,579	(3,472)	(6.7)	97,555	104,461	(6,906)	(6.6)
Marketing and customer development	49,378	36,298	13,080	36.0	92,024	67,927	24,097	35.5
Amortization of intangible assets	25,885	29,818	(3,933)	(13.2)	53,130	61,035	(7,905)	(13.0)
Merger expense	-	54,262	(54,262)	(100.0)	-	80,000	(80,000)	(100.0)
Other noninterest expense	221,493	214,819	6,674	3.1	447,744	413,767	33,977	8.2

Total noninterest expense	1,214,093	1,172,825	41,268	3.5	2,440,584	2,306,731	133,853	5.8

INCOME BEFORE PROVISION FOR INCOME TAXES	778,260	673,982	104,278	15.5	1,548,913	1,394,894	154,019	11.0
Provision for income taxes	234,258	208,282	25,976	12.5	473,384	436,900	36,484	8.4

NET INCOME	$544,002	$465,700	$78,302	16.8	$1,075,529	$957,994	$117,535	12.3

Net interest income - FTE [1]	$1,190,026	$1,142,429	$47,597	4.2	$2,389,405	$2,271,655	$117,750	5.2

Net income per average common share
Diluted	1.49	1.28	0.21	16.4	2.96	2.64	0.32	12.1
Basic	1.51	1.30	0.21	16.2	2.98	2.67	0.31	11.6

Cash dividends paid per common share	0.61	0.55	0.06	10.9	1.22	1.10	0.12	10.9
Average shares outstanding (000s)
Diluted	364,391	363,642	749	0.2	363,917	363,392	525	0.1
Basic	361,267	359,090	2,177	0.6	360,604	358,674	1,930	0.5

[1]	Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.
[2]	“NM” - Not meaningful

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	June 30	March 31	December 31	September 30	June 30
	2006	2006	2005	2005	2005
Interest income	$2,423,087	$2,278,713	$2,175,340	$1,996,674	$1,843,273
Interest expense	1,254,344	1,099,672	988,304	840,013	719,564

NET INTEREST INCOME	1,168,743	1,179,041	1,187,036	1,156,661	1,123,709
Provision for loan losses	51,759	33,403	48,126	70,393	47,811

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,116,984	1,145,638	1,138,910	1,086,268	1,075,898

NONINTEREST INCOME
Service charges on deposit accounts	191,645	186,185	196,792	198,348	193,276
Trust and investment management income	175,811	168,089	172,900	168,802	167,503
Retail investment services	58,441	54,989	53,250	52,257	52,624
Other charges and fees	113,948	112,382	115,507	117,341	112,258
Investment banking income	60,481	51,815	59,727	53,090	53,706
Trading account profits and commissions	46,182	36,875	27,418	41,837	31,819
Card fees	61,941	56,603	57,688	52,924	52,011
Net gain on sale of RCM assets	-	-	-	3,508	-
Mortgage production related income	56,579	63,037	34,817	65,833	26,238
Mortgage servicing related income	31,401	44,710	13,519	5,242	10,885
Other noninterest income	73,082	76,717	65,705	75,285	70,616
Securities gains/(losses), net	5,858	104	600	(2,069)	(27)

Total noninterest income	875,369	851,506	797,923	832,398	770,909

NONINTEREST EXPENSE
Employee compensation and benefits	689,073	704,965	643,801	632,333	623,284
Net occupancy expense	81,710	81,044	83,217	79,519	73,483
Outside processing and software	98,447	94,892	92,305	92,952	89,282
Equipment expense	48,107	49,448	49,494	50,083	51,579
Marketing and customer development	49,378	42,646	50,133	38,651	36,298
Amortization of intangible assets	25,885	27,245	28,192	29,737	29,818
Merger expense	-	-	6,538	12,104	54,262
Other noninterest expense	221,493	226,251	253,247	241,692	214,819

Total noninterest expense	1,214,093	1,226,491	1,206,927	1,177,071	1,172,825

INCOME BEFORE PROVISION FOR INCOME TAXES
	778,260	770,653	729,906	741,595	673,982
Provision for income taxes	234,258	239,126	211,435	230,821	208,282

NET INCOME	$544,002	$531,527	$518,471	$510,774	$465,700

Net interest income - FTE [1]	$1,190,026	$1,199,379	$1,207,061	$1,175,742	$1,142,429
Net income per average common share
Diluted	1.49	1.46	1.43	1.40	1.28
Basic	1.51	1.48	1.44	1.42	1.30
Cash dividends paid per common share	0.61	0.61	0.55	0.55	0.55
Average shares outstanding (000s)
Diluted	364,391	363,437	363,175	363,854	363,642
Basic	361,267	359,934	359,203	359,702	359,090

[1]	Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED DAILY AVERAGE BALANCES,
AVERAGE YIELDS EARNED AND RATES PAID
(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	June 30, 2006			March 31, 2006
		Interest			Interest
	Average	Income/	Yields/	Average	Income/	Yields/
	Balances	Expense	Rates	Balances	Expense	Rates
ASSETS
Loans:
Real estate 1-4 family	$34,348.0	$515.1	6.00%	$31,489.6	$456.4	5.80%
Real estate construction	12,180.6	226.4	7.45	11,117.5	195.6	7.14
Real estate home equity lines	13,517.5	253.6	7.52	13,389.9	235.1	7.12
Real estate commercial	12,840.8	215.5	6.73	12,780.4	204.4	6.49
Commercial - FTE [1]	33,993.0	516.7	6.10	33,064.5	482.8	5.92
Business credit card	307.0	4.6	5.96	278.1	4.4	6.30
Consumer - direct	4,251.1	75.9	7.16	5,284.8	84.2	6.46
Consumer - indirect	8,385.8	117.0	5.60	8,553.0	115.2	5.46
Nonaccrual and restructured	320.7	3.1	3.88	304.5	4.1	5.52

Total loans	120,144.5	1,927.9	6.44	116,262.3	1,782.2	6.22
Securities available for sale:
Taxable	24,621.2	294.8	4.79	23,927.9	283.1	4.73
Tax-exempt - FTE [1]	933.6	13.7	5.85	916.5	13.4	5.85

Total securities available for sale - FTE [1]	25,554.8	308.5	4.83	24,844.4	296.5	4.77
Funds sold and securities purchased under agreements to resell	1,244.1	15.2	4.83	1,130.1	12.0	4.23
Loans held for sale	9,929.3	163.7	6.59	11,359.6	177.9	6.26
Interest-bearing deposits	27.0	0.3	4.73	293.6	2.4	3.34
Interest earning trading assets [2]	1,989.1	28.7	5.78	1,853.0	28.1	6.16

Total earning assets	158,888.8	2,444.3	6.17	155,743.0	2,299.1	5.99
Allowance for loan and lease losses	(1,050.1)			(1,037.8)
Cash and due from banks	3,899.6			4,056.0
Premises and equipment	1,908.0			1,871.1
Other assets	14,660.1			14,402.6
Noninterest earning trading assets [2]	909.7			970.6
Unrealized gains on securities available for sale, net	1,528.0			1,612.8

Total assets	$180,744.1			$177,618.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$16,811.2	$67.0	1.60%	$17,000.0	$60.5	1.44%
Money market accounts	25,091.3	163.4	2.61	25,628.4	146.6	2.32
Savings	5,161.0	16.2	1.26	5,291.2	15.0	1.15
Consumer time	15,471.7	146.7	3.80	13,894.6	117.3	3.42
Other time	10,779.1	114.8	4.27	9,579.6	91.7	3.88

Total interest-bearing consumer and commercial deposits	73,314.3	508.1	2.78	71,393.8	431.1	2.45
Brokered deposits	17,692.0	218.6	4.89	15,447.9	172.7	4.47
Foreign deposits	9,502.3	117.5	4.89	9,203.8	101.8	4.42

Total interest-bearing deposits	100,508.6	844.2	3.37	96,045.5	705.6	2.98
Funds purchased	4,402.3	54.2	4.87	3,974.9	43.8	4.40
Securities sold under agreements to repurchase	7,184.1	79.4	4.37	6,865.1	68.4	3.99
Other short-term borrowings	1,252.4	18.0	5.78	1,866.6	25.2	5.47
Long-term debt	18,438.0	258.5	5.62	20,413.0	256.7	5.10

Total interest-bearing liabilities	131,785.4	1,254.3	3.82	129,165.1	1,099.7	3.45
Noninterest-bearing deposits	23,858.0			23,898.6
Other liabilities	7,796.3			7,502.8
Shareholders’ equity	17,304.4			17,051.8

Total liabilities and shareholders’ equity	$180,744.1			$177,618.3

Interest Rate Spread			2.35%			2.54%

Net Interest Income - FTE [1]		$1,190.0			$1,199.4

Net Interest Margin [2]			3.00%			3.12%

[1]	The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets. During the second quarter of 2006, the Company began to segregate certain noninterest earning trading assets that had previously been included with interest earning trading assets. All prior periods presented were restated to reflect this refinement. Management believes this refined method to be more reflective of the interest earning nature of these assets.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED DAILY AVERAGE BALANCES,
AVERAGE YIELDS EARNED AND RATES PAID
(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	December 31, 2005			September 30, 2005			June 30, 2005
		Interest			Interest			Interest
	Average	Income/	Yields/	Average	Income/	Yields/	Average	Income/	Yields/
	Balances	Expense	Rates	Balances	Expense	Rates	Balances	Expense	Rates
ASSETS
Loans:
Real estate 1-4 family	$29,893.4	$422.7	5.66%	$28,250.5	$388.4	5.50%	$26,224.1	$347.8	5.31%
Real estate construction	10,147.9	173.9	6.80	9,515.7	152.6	6.36	9,196.9	137.6	6.00
Real estate home equity lines	13,067.7	218.2	6.62	12,648.6	195.7	6.14	12,134.7	173.7	5.74
Real estate commercial	12,792.1	201.7	6.26	12,872.0	193.0	5.95	12,214.5	171.9	5.64
Commercial - FTE [1]	32,997.2	466.5	5.61	32,601.7	428.7	5.22	32,393.4	398.6	4.94
Business credit card	271.8	4.2	6.21	223.5	3.8	6.89	213.1	3.5	6.52
Consumer - direct	5,438.2	83.8	6.11	5,173.0	76.7	5.88	5,404.7	79.3	5.88
Consumer - indirect	8,899.1	122.0	5.44	9,179.8	124.9	5.40	8,861.1	117.7	5.33
Nonaccrual and restructured	320.2	3.5	4.31	353.6	3.8	4.25	324.2	3.1	3.78

Total loans	113,827.6	1,696.5	5.91	110,818.4	1,567.6	5.61	106,966.7	1,433.2	5.37
Securities available for sale:
Taxable	24,005.4	273.8	4.56	25,252.1	281.6	4.46	26,526.7	293.3	4.42
Tax-exempt - FTE [1]	908.1	13.3	5.87	872.2	12.9	5.91	857.8	12.7	5.93

Total securities available for sale - FTE [1]	24,913.5	287.1	4.61	26,124.3	294.5	4.51	27,384.5	306.0	4.47
Funds sold and securities purchased under agreements to resell	1,068.4	10.4	3.82	1,391.8	11.9	3.35	1,560.7	11.2	2.84
Loans held for sale	11,980.8	180.9	6.04	8,571.5	123.0	5.74	6,783.0	95.7	5.65
Interest-bearing deposits	31.9	0.3	3.96	18.5	0.2	3.72	31.9	0.3	3.85
Interest earning trading assets [2]	1,667.6	20.2	4.80	1,628.1	18.6	4.52	1,556.5	15.6	4.01

Total earning assets	153,489.8	2,195.4	5.67	148,552.6	2,015.8	5.38	144,283.3	1,862.0	5.18
Allowance for loan and lease losses	(1,034.8)			(1,036.5)			(1,030.7)
Cash and due from banks	4,349.2			4,226.8			4,368.5
Premises and equipment	1,833.5			1,842.6			1,848.1
Other assets	14,370.1			13,517.1			13,218.4
Noninterest earning trading assets [2]	890.1			729.2			774.4
Unrealized gains on securities available for sale, net	1,871.2			2,102.2			1,791.6

Total assets	$175,769.1			$169,934.0			$165,253.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$17,011.3	$52.2	1.22%	$16,853.1	$44.3	1.04%	$17,519.6	$38.6	0.88%
Money market accounts	25,797.6	128.6	1.98	26,299.7	125.5	1.89	25,472.9	102.7	1.62
Savings	5,472.9	13.7	0.99	5,865.1	13.6	0.92	6,462.4	14.2	0.88
Consumer time	13,231.5	106.8	3.20	12,419.3	91.7	2.93	12,122.0	81.2	2.69
Other time	9,050.8	82.2	3.60	8,117.1	67.5	3.30	7,177.9	54.2	3.03

Total interest-bearing consumer and commercial deposits	70,564.1	383.5	2.16	69,554.3	342.6	1.95	68,754.8	290.9	1.70
Brokered deposits	13,658.6	142.8	4.09	10,940.4	94.6	3.38	9,580.3	75.9	3.14
Foreign deposits	7,351.3	74.9	3.99	7,028.8	61.5	3.42	6,128.9	43.8	2.82

Total interest-bearing deposits	91,574.0	601.2	2.60	87,523.5	498.7	2.26	84,464.0	410.6	1.95
Funds purchased	4,742.3	47.9	3.95	3,468.1	30.3	3.41	3,467.7	27.0	3.08
Securities sold under agreements to repurchase	6,452.1	58.1	3.53	6,671.1	51.7	3.03	6,380.3	41.0	2.54
Other short-term borrowings	2,800.6	30.7	4.35	2,625.9	24.9	3.76	2,634.1	22.5	3.42
Long-term debt	21,189.9	250.4	4.69	21,929.4	234.5	4.24	21,547.2	218.5	4.07

Total interest-bearing liabilities	126,758.9	988.3	3.09	122,218.0	840.1	2.73	118,493.3	719.6	2.44
Noninterest-bearing deposits	24,693.0			24,521.5			24,309.7
Other liabilities	7,441.6			6,371.6			6,175.0
Shareholders’ equity	16,875.6			16,822.9			16,275.6

Total liabilities and shareholders’ equity	$175,769.1			$169,934.0			$165,253.6

Interest Rate Spread			2.58%			2.65%			2.74%

Net Interest Income - FTE [1]		$1,207.1			$1,175.7			$1,142.4

Net Interest Margin [2]			3.12%			3.14%			3.18%

[1]	The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets. During the second quarter of 2006, the Company began to segregate certain noninterest earning trading assets that had previously been included with interest earning trading assets. All prior periods presented were restated to reflect this refinement. Management believes this refined method to be more reflective of the interest earning nature of these assets.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED DAILY AVERAGE BALANCES,
AVERAGE YIELDS EARNED AND RATES PAID
(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Six Months Ended
	June 30, 2006			June 30, 2005
		Interest			Interest
	Average	Income/	Yields/	Average	Income/	Yields/
	Balances	Expense	Rates	Balances	Expense	Rates
ASSETS
Loans:
Real estate 1-4 family	$32,926.7	$971.5	5.90%	$24,837.6	$648.3	5.22%
Real estate construction	11,652.0	422.0	7.30	9,407.9	272.4	5.84
Real estate home equity lines	13,454.1	488.7	7.33	11,855.8	326.5	5.55
Real estate commercial	12,810.8	419.9	6.61	10,883.1	296.6	5.50
Commercial - FTE [1]	33,531.3	999.5	6.01	32,905.9	793.6	4.86
Business credit card	292.6	9.0	6.12	205.4	6.8	6.66
Consumer - direct	4,765.1	160.1	6.78	6,082.2	175.9	5.83
Consumer - indirect	8,468.9	232.2	5.53	8,624.0	229.8	5.37
Nonaccrual and restructured	312.6	7.2	4.67	299.7	5.9	3.97

Total loans	118,214.1	3,710.1	6.33	105,101.6	2,755.8	5.29
Securities available for sale:
Taxable	24,276.5	577.9	4.76	26,502.4	581.5	4.39
Tax-exempt - FTE [1]	925.1	27.1	5.85	847.0	25.5	6.01

Total securities available for sale - FTE [1]	25,201.6	605.0	4.80	27,349.4	607.0	4.44
Funds sold and securities purchased under agreement to resell	1,187.4	27.2	4.55	1,582.4	20.9	2.62
Loans held for sale	10,640.5	341.6	6.42	6,589.1	181.9	5.52
Interest-bearing deposits [2]	159.5	2.7	3.46	24.7	0.4	3.06
Interest earning trading assets	1,921.4	56.8	5.96	1,538.5	29.7	3.89

Total earning assets	157,324.5	4,743.4	6.08	142,185.7	3,595.7	5.10
Allowance for loan and lease losses	(1,044.0)			(1,048.0)
Cash and due from banks	3,977.4			4,339.2
Premises and equipment	1,889.7			1,855.4
Other assets	14,532.0			13,222.2
Noninterest earning trading assets [2]	940.0			781.1
Unrealized gains on securities available for sale, net	1,570.2			1,911.5

Total assets	$179,189.8			$163,247.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$16,905.1	$127.5	1.52%	$17,499.8	$72.4	0.83%
Money market accounts	25,358.4	310.0	2.47	25,122.1	184.8	1.48
Savings	5,225.7	31.2	1.21	6,981.8	29.8	0.86
Consumer time	14,687.5	264.0	3.63	12,222.5	156.3	2.58
Other time	10,182.7	206.5	4.09	6,177.8	89.0	2.91

Total interest-bearing consumer and commercial deposits	72,359.4	939.2	2.62	68,004.0	532.3	1.58
Brokered deposits	16,576.1	391.4	4.70	8,029.8	117.0	2.90
Foreign deposits	9,353.9	219.3	4.66	6,543.2	83.8	2.55

Total interest-bearing deposits	98,289.4	1,549.9	3.18	82,577.0	733.1	1.79
Funds purchased	4,189.8	98.0	4.65	3,667.8	50.4	2.73
Securities sold under agreements to repurchase	7,025.5	147.8	4.18	6,322.4	73.8	2.32
Other short-term borrowings	1,557.8	43.2	5.59	2,612.8	39.4	3.04
Long-term debt	19,420.0	515.1	5.35	21,870.7	427.3	3.94

Total interest-bearing liabilities	130,482.5	2,354.0	3.64	117,050.7	1,324.0	2.28
Noninterest-bearing deposits	23,878.2			24,018.0
Other liabilities	7,650.3			5,980.5
Shareholders’ equity	17,178.8			16,197.9

Total liabilities and shareholders’ equity	$179,189.8			$163,247.1

Interest Rate Spread			2.44%			2.82%

Net Interest Income - FTE [1]		$2,389.4			$2,271.7

Net Interest Margin [2]			3.06%			3.22%

[1]	The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets. During the second quarter of 2006, the Company began to segregate certain noninterest earning trading assets that had previously been included with interest earning trading assets. All prior periods presented were restated to reflect this refinement. Management believes this refined method to be more reflective of the interest earning nature of these assets.

SunTrust Banks, Inc. and Subsidiaries
OTHER FINANCIAL DATA
(Dollars in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30%			June 30%
	2006	2005	Change	2006	2005	Change
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,039,247	$1,023,746	1.5%	$1,028,128	$1,050,024	(2.1)%
Provision for loan losses	51,759	47,811	8.3	85,162	58,367	45.9
Charge-offs
Commercial	(19,155)	(19,779)	(3.2)	(32,608)	(36,388)	(10.4)
Real estate:
Home equity lines	(5,534)	(7,344)	(24.6)	(11,318)	(9,626)	17.6
Construction	(109)	(1,191)	(90.8)	(237)	(1,988)	(88.1)
Residential mortgages	(6,373)	(1,512)	321.5	(12,677)	(7,703)	64.6
Commercial real estate	(2,346)	(393)	496.9	(3,307)	(1,218)	171.5
Consumer:
Direct	(5,408)	(13,684)	(60.5)	(11,542)	(18,256)	(36.8)
Indirect	(16,724)	(21,898)	(23.6)	(38,226)	(55,714)	(31.4)

Total charge-offs	(55,649)	(65,801)	(15.4)	(109,915)	(130,893)	(16.0)

Recoveries
Commercial	6,595	9,278	(28.9)	13,678	19,015	(28.1)
Real estate:
Home equity lines	1,743	1,457	19.6	3,693	2,256	63.7
Construction	711	312	127.9	765	503	52.1
Residential mortgages	2,123	2,403	(11.7)	4,392	3,577	22.8
Commercial real estate	595	556	7.0	3,989	894	346.2
Consumer:
Direct	3,014	3,841	(21.5)	6,608	6,381	3.6
Indirect	11,724	12,570	(6.7)	25,362	26,049	(2.6)

Total recoveries	26,505	30,417	(12.9)	58,487	58,675	(0.3)

Net charge-offs	(29,144)	(35,384)	(17.6)	(51,428)	(72,218)	(28.8)

Allowance for loan and lease losses - ending	$1,061,862	$1,036,173	2.5	$1,061,862	$1,036,173	2.5

Net charge-offs to average loans (annualized)
Commercial	0.15%	0.13%	15.4%	0.11%	0.11%	-%
Real estate:
Home equity lines	0.11	0.19	(42.1)	0.11	0.13	(15.4)
Construction	(0.02)	0.04	(150.0)	(0.01)	0.03	(133.3)
Residential mortgages	0.05	(0.01)	600.0	0.05	0.03	66.7
Commercial real estate	0.05	(0.01)	600.0	(0.01)	0.01	(200.0)
Consumer:
Direct	0.23	0.72	(68.1)	0.21	0.39	(46.2)
Indirect	0.24	0.42	(42.9)	0.31	0.69	(55.1)
Total net charge-offs to total average loans	0.10%	0.13%	(23.1)%	0.09%	0.14%	(35.7)%
Period Ended
Nonaccrual loans
Commercial	$69,184	$116,609	(40.7)%
Real estate:
Construction	21,743	50,311	(56.8)
Residential mortgages	136,101	102,201	33.2
Commercial real estate	53,081	36,456	45.6
Consumer loans	18,861	22,441	(16.0)

Total nonaccrual loans	298,970	328,018	(8.9)
Restructured loans	28,292	21,236	33.2

Total nonperforming loans	327,262	349,254	(6.3)
Other real estate owned (OREO)	35,576	25,263	40.8
Other repossessed assets	6,953	5,786	20.2

Total nonperforming assets	$369,791	$380,303	(2.8)

Total accruing loans past due 90 days or more	$284,938	$271,792	4.8%

Total nonperforming loans to total loans	0.27%	0.32%	(15.6)%
Total nonperforming assets to total loans plus OREO and other repossessed assets	0.31	0.35	(11.4)
Allowance to period-end loans	0.88	0.95	(7.4)
Allowance to nonperforming loans	324.5	296.7	9.4

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER OTHER FINANCIAL DATA
(Dollars in thousands) (Unaudited)

	Three Months Ended
	June 30	March 31%		December 31	September 30	June 30
	2006	2006	Change	2005	2005	2005
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,039,247	$1,028,128	1.1%	$1,029,855	$1,036,173	$1,023,746
Provision for loan losses	51,759	33,403	55.0	48,126	70,393	47,811
Charge-offs
Commercial	(19,155)	(13,453)	42.4	(23,157)	(52,450)	(19,779)
Real estate:
Home equity lines	(5,534)	(5,784)	(4.3)	(7,930)	(6,992)	(7,344)
Construction	(109)	(128)	(14.8)	(3,265)	(748)	(1,191)
Residential mortgages	(6,373)	(6,304)	1.1	(5,984)	(9,106)	(1,512)
Commercial real estate	(2,346)	(961)	144.1	(1,551)	(328)	(393)
Consumer:
Direct	(5,408)	(6,134)	(11.8)	(9,714)	(9,229)	(13,684)
Indirect	(16,724)	(21,502)	(22.2)	(28,136)	(25,761)	(21,898)

Total charge-offs	(55,649)	(54,266)	2.5	(79,737)	(104,614)	(65,801)

Recoveries
Commercial	6,595	7,083	(6.9)	9,561	7,732	9,278
Real estate:
Home equity lines	1,743	1,950	(10.6)	1,877	2,030	1,457
Construction	711	54	1,216.7	90	205	312
Residential mortgages	2,123	2,269	(6.4)	2,409	2,137	2,403
Commercial real estate	595	3,394	(82.5)	369	1,415	556
Consumer:
Direct	3,014	3,594	(16.1)	3,559	3,569	3,841
Indirect	11,724	13,638	(14.0)	12,019	10,815	12,570

Total recoveries	26,505	31,982	(17.1)	29,884	27,903	30,417

Net charge-offs	(29,144)	(22,284)	30.8	(49,853)	(76,711)	(35,384)

Allowance for loan and lease losses - ending	$1,061,862	$1,039,247	2.2	$1,028,128	$1,029,855	$1,036,173

Net charge-offs to average loans (annualized)
Commercial	0.15%	0.08%	87.5%	0.16%	0.54%	0.13%
Real estate:
Home equity lines	0.11	0.12	(8.3)	0.18	0.16	0.19
Construction	(0.02)	-	(400.0)	0.12	0.02	0.04
Residential mortgages	0.05	0.05	-	0.05	0.10	(0.01)
Commercial real estate	0.05	(0.08)	162.5	0.04	(0.03)	(0.01)
Consumer:
Direct	0.23	0.19	21.1	0.45	0.43	0.72
Indirect	0.24	0.37	(35.1)	0.72	0.64	0.42
Total net charge-offs to total average loans	0.10%	0.08%	25.0%	0.17%	0.27%	0.13%

Period Ended
Nonaccrual loans
Commercial	$69,184	$52,911	30.8%	$70,880	$98,291	$116,609
Real estate:
Construction	21,743	28,130	(22.7)	24,442	33,182	50,311
Residential mortgages	136,101	115,800	17.5	103,317	101,826	102,201
Commercial real estate	53,081	45,626	16.3	44,603	50,546	36,456
Consumer loans	18,861	20,327	(7.2)	28,732	23,943	22,441

Total nonaccrual loans	298,970	262,794	13.8	271,974	307,788	328,018
Restructured loans	28,292	26,949	5.0	24,399	21,876	21,236

Total nonperforming loans	327,262	289,743	12.9	296,373	329,664	349,254
Other real estate owned (OREO)	35,576	38,920	(8.6)	30,682	26,013	25,263
Other repossessed assets	6,953	5,652	23.0	7,160	7,060	5,786

Total nonperforming assets	$369,791	$334,315	10.6	$334,215	$362,737	$380,303

Total accruing loans past due 90 days or more	$284,938	$399,462	(28.7)%	$371,491	$318,694	$271,792

Total nonperforming loans to total loans	0.27%	0.25%	8.0%	0.26%	0.29%	0.32%
Total nonperforming assets to total loans plus OREO and other repossessed assets	0.31	0.28	10.7	0.29	0.32	0.35
Allowance to period-end loans	0.88	0.88	-	0.90	0.92	0.95
Allowance to nonperforming loans	324.5	358.7	(9.5)	346.9	312.4	296.7

SunTrust Banks, Inc. and Subsidiaries
OTHER FINANCIAL DATA (continued)
(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended				Six Months Ended
	June 30				June 30
		Mortgage				Mortgage
	Core Deposit	Servicing			Core Deposit	Servicing
	Intangible	Rights	Other	Total	Intangible	Rights	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$397,732	$514,193	$161,229	$1,073,154	$424,143	$482,392	$154,916	$1,061,451
Amortization	(24,894)	(39,162)	(4,924)	(68,980)	(51,305)	(76,001)	(9,730)	(137,036)
Servicing rights originated	-	90,629	-	90,629	-	159,269	-	159,269
LHP client relationships and noncompete agreements	-	-	-	-	-	-	11,119	11,119

Balance, June 30, 2005	$372,838	$565,660	$156,305	$1,094,803	$372,838	$565,660	$156,305	$1,094,803

Balance, beginning of period	$303,283	$680,837	$139,343	$1,123,463	$324,743	$657,604	$140,620	$1,122,967
Amortization	(21,087)	(46,359)	(4,798)	(72,244)	(43,632)	(90,343)	(9,498)	(143,473)
Servicing rights originated	-	116,572	-	116,572	-	243,781	-	243,781
Community Bank of Florida acquisition	-	-	-	-	1,085	-	-	1,085
Reclass NYSE seat	-	-	-	-	-	-	(1,050)	(1,050)
AMA minority interest buyout	-	-	-	-	-	-	4,473	4,473
Sale of mortgage servicing rights	-	(30,676)	-	(30,676)	-	(90,668)	-	(90,668)
Noncompete agreements	-	-	4,231	4,231	-	-	4,231	4,231

Balance, June 30, 2006	$282,196	$720,374	$138,776	$1,141,346	$282,196	$720,374	$138,776	$1,141,346

	Three Months Ended
	June 30	March 31	December 31	September 30	June 30
	2006	2006	2005	2005	2005
COMMON SHARE ROLLFORWARD
Beginning balance	363,339	361,984	361,248	362,160	361,177
Acquisition and contingent consideration	-	203	-	-	-
Shares issued/exchanged for employee benefit plans, stock option, performance stock and restricted stock activity	790	2,687	736	868	983
Acquisition of treasury stock	-	(1,535)	-	(1,780)	-

Ending balance	364,129	363,339	361,984	361,248	362,160

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased [1]	29	1,564	18	1,927	17
Average price per share of repurchased common shares	$75.73	$70.82	$73.67	$70.63	$73.20
Total cost to acquire treasury shares	$—	$108,622	$—	$124,990	$—
Maximum number of shares that may yet be purchased under plans or programs	10,000	10,000	3,253	3,253	5,033

[1]	This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

SunTrust Banks, Inc. and Subsidiaries
RECONCILEMENT OF NON-GAAP MEASURES
APPENDIX A TO THE NEWS RELEASE
(Dollars in thousands) (Unaudited)

	Three Months Ended					Six Months Ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	2006	2006	2005	2005	2005	2006	2005
NON-GAAP MEASURES PRESENTED IN THE NEWS RELEASE
Net income	$544,002	$531,527	$518,471	$510,774	$465,700	$1,075,529	$957,994
Securities (gains)/losses, net of tax	(3,632)	(64)	(372)	1,283	17	(3,696)	3,525

Net income excluding securities gains and losses	540,370	531,463	518,099	512,057	465,717	1,071,833	961,519
The Coca-Cola Company dividend, net of tax	(13,316)	(13,317)	(12,027)	(12,028)	(12,027)	(26,633)	(24,056)

Net income excluding securities (gains)/losses and The Coca-Cola Company dividend	$527,054	$518,146	$506,072	$500,029	$453,690	$1,045,200	$937,463

Total average assets	$180,744,146	$177,618,283	$175,769,140	$169,933,960	$165,253,589	$179,189,849	$163,247,052
Average net unrealized securities gains	(1,528,041)	(1,612,808)	(1,871,230)	(2,102,257)	(1,791,566)	(1,570,190)	(1,911,510)

Average assets less net unrealized securities gains	$179,216,105	$176,005,475	$173,897,910	$167,831,703	$163,462,023	$177,619,659	$161,335,542

Total average equity	$17,304,451	$17,051,805	$16,875,645	$16,822,919	$16,275,567	$17,178,826	$16,197,929
Average accumulated other comprehensive income	(915,885)	(963,683)	(1,126,701)	(1,331,103)	(1,139,477)	(939,652)	(1,211,975)

Total average realized equity	$16,388,566	$16,088,122	$15,748,944	$15,491,816	$15,136,090	$16,239,174	$14,985,954

Return on average total assets	1.21%	1.21%	1.17%	1.19%	1.13%	1.21%	1.18%
Impact of excluding net realized and unrealized securities gains/losses and The Coca-Cola Company dividend	(0.03)	(0.02)	(0.02)	(0.01)	(0.02)	(0.02)	(0.01)

Return on average total assets less net unrealized securities gains [1]	1.18%	1.19%	1.15%	1.18%	1.11%	1.19%	1.17%

Return on average total shareholders’ equity	12.61%	12.64%	12.19%	12.05%	11.48%	12.63%	11.93%
Impact of excluding net realized and unrealized securities gains/losses and The Coca-Cola Company dividend	0.29	0.42	0.56	0.76	0.54	0.35	0.68

Return on average realized shareholders’ equity [2]	12.90%	13.06%	12.75%	12.81%	12.02%	12.98%	12.61%

Efficiency ratio [3]	58.78%	59.80%	60.20%	58.62%	61.30%	59.29%	60.76%
Impact of excluding amortization of intangible assets	(1.25)	(1.33)	(1.41)	(1.49)	(1.56)	(1.29)	(1.61)

Tangible efficiency ratio [4]	57.53%	58.47%	58.79%	57.13%	59.74%	58.00%	59.15%

Total shareholders’ equity	$17,423,920	$17,157,448	$16,887,395	$16,717,750	$16,646,196
Goodwill	(6,900,222)	(6,897,105)	(6,835,168)	(6,841,631)	(6,873,111)
Other intangible assets including mortgage servicing rights (“MSRs”)	(1,141,346)	(1,123,463)	(1,122,967)	(1,112,873)	(1,094,803)
Mortgage servicing rights	720,374	680,837	657,604	613,467	565,660

Tangible equity	$10,102,726	$9,817,717	$9,586,864	$9,376,713	$9,243,942

Total assets	$181,143,444	$178,876,476	$179,712,841	$172,416,096	$168,952,575
Goodwill	(6,900,222)	(6,897,105)	(6,835,168)	(6,841,631)	(6,873,111)
Other intangible assets including MSRs	(1,141,346)	(1,123,463)	(1,122,967)	(1,112,873)	(1,094,803)
Mortgage servicing rights	720,374	680,837	657,604	613,467	565,660

Tangible assets	$173,822,250	$171,536,745	$172,412,310	$165,075,059	$161,550,321

Tangible equity to tangible assets [5]	5.81%	5.72%	5.56%	5.68%	5.72%
Noninterest income	$875,369	$851,506	$797,923	$832,398	$770,909	$1,726,875	$1,524,723
Securities (gains)/losses, net	(5,858)	(104)	(600)	2,069	27	(5,962)	5,686
Gain on sale of RCM assets, net of related expenses	-	-	-	(3,508)	-	-	(19,874)

Total noninterest income excluding securities (gains)/losses and net gain on sale of RCM assets [6]	$869,511	$851,402	$797,323	$830,959	$770,936	$1,720,913	$1,510,535

Net interest income	$1,168,743	$1,179,041	$1,187,036	$1,156,661	$1,123,709	$2,347,784	$2,235,269
Taxable-equivalent adjustment	21,283	20,338	20,025	19,081	18,720	41,621	36,386

Net interest income - FTE	1,190,026	1,199,379	1,207,061	1,175,742	1,142,429	2,389,405	2,271,655
Noninterest income	875,369	851,506	797,923	832,398	770,909	1,726,875	1,524,723

Total revenue - FTE	2,065,395	2,050,885	2,004,984	2,008,140	1,913,338	4,116,280	3,796,378
Securities (gains)/losses, net	(5,858)	(104)	(600)	2,069	27	(5,962)	5,686
Gain on sale of RCM assets, net of related expenses	-	-	-	(3,508)	-	-	(19,874)

Total revenue - FTE excluding securities (gains)/losses and net gain on sale of RCM assets [6]	$2,059,537	$2,050,781	$2,004,384	$2,006,701	$1,913,365	$4,110,318	$3,782,190

	Three Months Ended
	June 30	March 31%		Sequential	June 30	June 30%
	2006	2006	Change	Annualized % [7]	2006	2005	Change
AVERAGE LOW COST CONSUMER AND COMMERCIAL DEPOSIT RECONCILEMENT
Noninterest-bearing deposits	$23,857,990	$23,898,646	(0.2)%	(0.7)%	$23,857,990	$24,309,721	(1.9)%
NOW accounts	16,811,236	16,999,971	(1.1)	(4.4)	16,811,236	17,519,608	(4.0)
Savings	5,160,986	5,291,229	(2.5)	(9.8)	5,160,986	6,462,425	(20.1)

Total average low cost consumer and commercial deposits	$45,830,212	$46,189,846	(0.8)%	(3.1)%	$45,830,212	$48,291,754	(5.1)%

[1]	SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers reflect primarily adjustments to remove the effects of the Company’s securities portfolio which includes the ownership by the Company of 48.3 million shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average assets less net unrealized securities gains.
[2]	The Company also believes that the return on average realized equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to a long term holding of a specific security. The return on average realized shareholders’ equity is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average realized shareholders’ equity.
[3]	Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[4]	SunTrust presents a tangible efficiency ratio which excludes the cost of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible asset costs (the level of which may vary from company to company) it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
[5]	SunTrust presents a tangible equity to tangible assets ratio that excludes the impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company) it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
[6]	SunTrust presents total noninterest income and total revenue excluding realized securities gains/losses and the net gain on the sale of RCM assets. The Company believes total noninterest income and total revenue without securities gains/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of RCM assets because the Company believes the exclusion of the net gain is more indicative of normalized operations.
[7]	Multiply percentage change by 4 to calculate sequential annualized change.

SunTrust Banks, Inc. and Subsidiaries
RECONCILEMENT OF NON-GAAP MEASURES
APPENDIX A TO THE NEWS RELEASE, continued
(Dollars in thousands) (Unaudited)

	Three Months Ended					Six Months Ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	2006	2006	2005	2005	2005	2006	2005

SELECTED NON-GAAP MEASURES PRESENTED IN THE NEWS RELEASE [1]
Net income	$544,002	$531,527	$518,471	$510,774	$465,700	$1,075,529	$957,994
Merger expense, net of tax	-	-	4,053	7,505	33,642	-	49,600

Net income excluding merger expense	544,002	531,527	522,524	518,279	499,342	1,075,529	1,007,594
Net gain on sale of RCM assets, net of tax	-	-	-	(2,175)	-	-	(12,322)

Net income excluding merger expense and net gain on sale of RCM assets	$544,002	$531,527	$522,524	$516,104	$499,342	$1,075,529	$995,272

Net income per diluted share	$1.49	$1.46	$1.43	$1.40	$1.28	$2.96	$2.64
Impact of excluding merger expense	-	-	0.01	0.02	0.09	-	0.13

Net income per diluted share excluding merger expense	1.49	1.46	1.44	1.42	1.37	2.96	2.77
Impact of net gain on sale of RCM assets	-	-	-	-	-	-	(0.03)

Net income per diluted share excluding merger expense and net gain on sale of RCM assets	$1.49	$1.46	$1.44	$1.42	$1.37	$2.96	$2.74

Total revenue - FTE	$2,065,395	$2,050,885	$2,004,984	$2,008,140	$1,913,338	$4,116,280	$3,796,378
Securities (gains)/losses, net	(5,858)	(104)	(600)	2,069	27	(5,962)	5,686
Net gain on sale of RCM assets	-	-	-	(3,508)	-	-	(19,874)

Total revenue excluding securities (gains)/losses and net gain on sale of RCM assets	$2,059,537	$2,050,781	$2,004,384	$2,006,701	$1,913,365	$4,110,318	$3,782,190

Noninterest income	$875,369	$851,506	$797,923	$832,398	$770,909	$1,726,875	$1,524,723
Net gain on sale of RCM assets	-	-	-	(3,508)	-	-	(19,874)

Noninterest income excluding net gain on sale of RCM assets	$875,369	$851,506	$797,923	$828,890	$770,909	$1,726,875	$1,504,849

Noninterest expense	$1,214,093	$1,226,491	$1,206,927	$1,177,071	$1,172,825	$2,440,584	$2,306,731
Merger expense	-	-	(6,538)	(12,104)	(54,262)	-	(80,000)

Noninterest expense excluding merger expense	$1,214,093	$1,226,491	$1,200,389	$1,164,967	$1,118,563	$2,440,584	$2,226,731

Noninterest expense	$1,214,093	$1,226,491	$1,206,927	$1,177,071	$1,172,825	$2,440,584	$2,306,731
Amortization of intangible assets	(25,885)	(27,245)	(28,192)	(29,737)	(29,818)	(53,130)	(61,035)

Noninterest expense excluding amortization of intangible assets	$1,188,208	$1,199,246	$1,178,735	$1,147,334	$1,143,007	$2,387,454	$2,245,696

Return on average total assets	1.21%	1.21%	1.17%	1.19%	1.13%	1.21%	1.18%
Impact of excluding merger expense	-	-	0.01	0.02	0.08	-	0.06

Return on average total assets excluding merger expense [2]	1.21%	1.21%	1.18%	1.21%	1.21%	1.21%	1.24%

Return on average total shareholders’ equity	12.61%	12.64%	12.19%	12.05%	11.48%	12.63%	11.93%
Impact of excluding merger expense	-	-	0.09	0.17	0.83	-	0.61

Return on average total shareholders’ equity excluding merger expense [3]	12.61%	12.64%	12.28%	12.22%	12.31%	12.63%	12.54%

Efficiency ratio [4]	58.78%	59.80%	60.20%	58.62%	61.30%	59.29%	60.76%
Impact of excluding merger expense	-	-	(0.33)	(0.61)	(2.84)	-	(2.11)

Efficiency ratio excluding merger expense	58.78	59.80	59.87	58.01	58.46	59.29	58.65
Impact of net gain on sale of RCM assets	-	-	-	0.10	-	-	0.31

Efficiency ratio excluding merger expense and net gain on sale of RCM assets	58.78%	59.80%	59.87%	58.11%	58.46%	59.29%	58.96%

Tangible efficiency ratio [5]	57.53%	58.47%	58.79%	57.13%	59.74%	58.00%	59.15%
Impact of excluding merger expense	-	-	(0.33)	(0.60)	(2.84)	-	(2.11)

Tangible efficiency ratio excluding merger expense	57.53	58.47	58.46	56.53	56.90	58.00	57.04
Impact of net gain on sale of RCM assets	-	-	-	0.17	-	-	0.31

Tangible efficiency ratio excluding merger expense and net gain on sale of RCM assets	57.53%	58.47%	58.46%	56.70%	56.90%	58.00%	57.35%

[1]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of National Commerce Financial (“NCF”). The Company also presents selected financial data that further excludes the net gain related to the sale of RCM assets. The Company believes the exclusion of these two measures is more reflective of normalized operations.
[2]	Computed by dividing annualized net income excluding merger expense by average total assets.
[3]	Computed by dividing annualized net income excluding merger expense by average total shareholders’ equity.
[4]	Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[5]	SunTrust presents a tangible efficiency ratio which excludes the cost of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible asset costs (the level of which may vary from company to company) it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

SunTrust Banks, Inc. and Subsidiaries
QUARTER-TO-QUARTER COMPARISON - ACTUAL
APPENDIX B TO THE NEWS RELEASE (UNAUDITED)

	Three Months Ended
					Sequential
	June 30	March 31	Increase/(Decrease)		Annualized[3]	June 30	June 30	Increase/(Decrease)
	2006	2006	Amount	%	%	2006	2005	Amount	%
STATEMENTS OF INCOME (Dollars in thousands)

NET INTEREST INCOME	$1,168,743	$1,179,041	($10,298)	(0.9)%	(3.5)%	$1,168,743	$1,123,709	$45,034	4.0%
Provision for loan losses	51,759	33,403	18,356	55.0	NM	51,759	47,811	3,948	8.3

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,116,984	1,145,638	(28,654)	(2.5)	(10.0)	1,116,984	1,075,898	41,086	3.8

NONINTEREST INCOME
Service charges on deposit accounts	191,645	186,185	5,460	2.9	11.7	191,645	193,276	(1,631)	(0.8)
Trust and investment management income	175,811	168,089	7,722	4.6	18.4	175,811	167,503	8,308	5.0
Retail investment services	58,441	54,989	3,452	6.3	25.1	58,441	52,624	5,817	11.1
Other charges and fees	113,948	112,382	1,566	1.4	5.6	113,948	112,258	1,690	1.5
Investment banking income	60,481	51,815	8,666	16.7	66.9	60,481	53,706	6,775	12.6
Trading account profits and commissions	46,182	36,875	9,307	25.2	NM	46,182	31,819	14,363	45.1
Card fees	61,941	56,603	5,338	9.4	37.7	61,941	52,011	9,930	19.1
Mortgage production related income	56,579	63,037	(6,458)	(10.2)	(41.0)	56,579	26,238	30,341	NM
Mortgage servicing related income	31,401	44,710	(13,309)	(29.8)	NM	31,401	10,885	20,516	NM
Other noninterest income	73,082	76,717	(3,635)	(4.7)	(19.0)	73,082	70,616	2,466	3.5

Noninterest income before securities gains/(losses) [1]	869,511	851,402	18,109	2.1	8.5	869,511	770,936	98,575	12.8
Securities gains/(losses), net	5,858	104	5,754	NM	NM	5,858	(27)	5,885	NM

Total noninterest income	875,369	851,506	23,863	2.8	11.2	875,369	770,909	104,460	13.6

NONINTEREST EXPENSE
Employee compensation and benefits	689,073	704,965	(15,892)	(2.3)	(9.0)	689,073	623,284	65,789	10.6
Net occupancy expense	81,710	81,044	666	0.8	3.3	81,710	73,483	8,227	11.2
Outside processing and software	98,447	94,892	3,555	3.7	15.0	98,447	89,282	9,165	10.3
Equipment expense	48,107	49,448	(1,341)	(2.7)	(10.8)	48,107	51,579	(3,472)	(6.7)
Marketing and customer development	49,378	42,646	6,732	15.8	63.1	49,378	36,298	13,080	36.0
Other noninterest expense	221,493	226,251	(4,758)	(2.1)	(8.4)	221,493	214,819	6,674	3.1

Noninterest expense before amortization of intangible assets and merger expense [2]	1,188,208	1,199,246	(11,038)	(0.9)	(3.7)	1,188,208	1,088,745	99,463	9.1
Amortization of intangible assets	25,885	27,245	(1,360)	(5.0)	(20.0)	25,885	29,818	(3,933)	(13.2)
Merger expense	-	-	-	-	-	-	54,262	(54,262)	(100.0)

Total noninterest expense	1,214,093	1,226,491	(12,398)	(1.0)	(4.0)	1,214,093	1,172,825	41,268	3.5

INCOME BEFORE INCOME TAXES	778,260	770,653	7,607	1.0	3.9	778,260	673,982	104,278	15.5
Provision for income taxes	234,258	239,126	(4,868)	(2.0)	(8.1)	234,258	208,282	25,976	12.5

NET INCOME	544,002	531,527	12,475	2.3	9.4	544,002	465,700	78,302	16.8
Merger expense, net of tax	-	-	-	-	-	-	33,642	(33,642)	(100.0)

NET INCOME EXCLUDING MERGER EXPENSE [1]	$544,002	$531,527	$12,475	2.3%	9.4%	$544,002	$499,342	$44,660	8.9%

REVENUE (Dollars in thousands)
Net interest income	$1,168,743	$1,179,041	($10,298)	(0.9)%	(3.5)%	$1,168,743	$1,123,709	$45,034	4.0%
Taxable-equivalent adjustment	21,283	20,338	945	4.6	18.6	21,283	18,720	2,563	13.7

Net interest income - FTE	1,190,026	1,199,379	(9,353)	(0.8)	(3.1)	1,190,026	1,142,429	47,597	4.2
Noninterest income	875,369	851,506	23,863	2.8	11.2	875,369	770,909	104,460	13.6

Total revenue - FTE	2,065,395	2,050,885	14,510	0.7	2.8	2,065,395	1,913,338	152,057	7.9
Securities (gains)/losses, net	(5,858)	(104)	(5,754)	NM	NM	(5,858)	27	(5,885)	NM

Total revenue - FTE excluding securities gains/losses	$2,059,537	$2,050,781	$8,756	0.4%	1.7%	$2,059,537	$1,913,365	$146,172	7.6%

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial - FTE	$33,993	$33,065	$928	2.8%	11.2%	$33,993	$32,393	$1,600	4.9%
Real estate home equity lines	13,517	13,390	127	0.9	3.8	13,517	12,135	1,382	11.4
Real estate construction	12,181	11,118	1,063	9.6	38.2	12,181	9,197	2,984	32.4
Real estate 1-4 family	34,348	31,490	2,858	9.1	36.3	34,348	26,224	8,124	31.0
Real estate commercial	12,841	12,780	61	0.5	1.9	12,841	12,215	626	5.1
Business credit card	307	278	29	10.4	41.7	307	213	94	44.1
Consumer - direct	4,251	5,285	(1,034)	(19.6)	(78.3)	4,251	5,405	(1,154)	(21.4)
Consumer - indirect	8,386	8,553	(167)	(2.0)	(7.8)	8,386	8,861	(475)	(5.4)
Nonaccrual and restructured	321	304	17	5.6	22.4	321	324	(3)	(0.9)

Total loans	$120,145	$116,263	$3,882	3.3%	13.4%	$120,145	$106,967	$13,178	12.3%

Average deposits
Noninterest bearing deposits	$23,858	$23,899	($41)	(0.2)%	(0.7)%	$23,858	$24,310	($452)	(1.9)%
NOW accounts	16,811	17,000	(189)	(1.1)	(4.4)	16,811	17,520	(709)	(4.0)
Money market accounts	25,091	25,628	(537)	(2.1)	(8.4)	25,091	25,473	(382)	(1.5)
Savings	5,161	5,291	(130)	(2.5)	(9.8)	5,161	6,462	(1,301)	(20.1)
Consumer and other time	26,251	23,474	2,777	11.8	47.3	26,251	19,300	6,951	36.0

Total consumer and commercial deposits	97,172	95,292	1,880	2.0	7.9	97,172	93,065	4,107	4.4
Brokered and foreign deposits	27,194	24,652	2,542	10.3	41.1	27,194	15,709	11,485	73.1

Total deposits	$124,366	$119,944	$4,422	3.7%	14.7%	$124,366	$108,774	$15,592	14.3%

SELECTED CREDIT DATA (Dollars in thousands)

Nonaccrual loans	$298,970	$262,794	$36,176	13.8%	55.1%	$298,970	$328,018	($29,048)	(8.9)%
Restructured loans	28,292	26,949	1,343	5.0	19.9	28,292	21,236	7,056	33.2

Total nonperforming loans	327,262	289,743	37,519	12.9	51.8	327,262	349,254	(21,992)	(6.3)
Other real estate owned (OREO)	35,576	38,920	(3,344)	(8.6)	(34.4)	35,576	25,263	10,313	40.8
Other repossessed assets	6,953	5,652	1,301	23.0	92.1	6,953	5,786	1,167	20.2

Total nonperforming assets	369,791	334,315	$35,476	10.6%	42.4%	$369,791	$380,303	($10,512)	(2.8)%

Allowance for loan and lease losses	$1,061,862	$1,039,247	$22,615	2.2%	8.7%	$1,061,862	$1,036,173	$25,689	2.5%

[1]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of NCF. The Company believes the exclusion of merger expense is more reflective of normalized operations. SunTrust also presents noninterest income before securities gains/(losses). The Company believes noninterest income before securities gains/(losses) is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven.
[2]	The Company presents noninterest expense before amortization of intangible assets and merger expense. The Company believes the exclusion of these measures provides better comparability and is more reflective of normalized operations.
[3]	Multiply percentage change by 4 to calculate sequential annualized change. Any sequential annualized change over 100 percent is labeled as “NM”. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
YEAR-TO-DATE COMPARISON - ACTUAL
APPENDIX B TO THE NEWS RELEASE, continued (UNAUDITED)

	Six Months Ended
	June 30	June 30	Increase/(Decrease)
	2006	2005	Amount	% [1]
STATEMENTS OF INCOME (Dollars in thousands)
NET INTEREST INCOME	$2,347,784	$2,235,269	$112,515	5.0%
Provision for loan losses	85,162	58,367	26,795	45.9

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,262,622	2,176,902	85,720	3.9

NONINTEREST INCOME
Service charges on deposit accounts	377,830	377,379	451	0.1
Trust and investment management income	343,900	332,018	11,882	3.6
Retail investment services	113,430	107,767	5,663	5.3
Other charges and fees	226,330	223,633	2,697	1.2
Investment banking income	112,296	103,713	8,583	8.3
Trading account profits and commissions	83,057	75,865	7,192	9.5
Card fees	118,544	100,167	18,377	18.3
Mortgage production related income	119,616	44,235	75,381	NM
Mortgage servicing related income	76,111	23,095	53,016	NM
Other noninterest income	149,799	122,663	27,136	22.1

Noninterest income before securities gains/(losses) and net gain on sale of RCM assets [2]	1,720,913	1,510,535	210,378	13.9
Gain on sale of RCM assets, net of related expenses	-	19,874	(19,874)	(100.0)

Noninterest income before securities gains/(losses) [2]	1,720,913	1,530,409	190,504	12.4
Securities gains/(losses), net	5,962	(5,686)	11,648	NM

Total noninterest income	1,726,875	1,524,723	202,152	13.3

NONINTEREST EXPENSE
Employee compensation and benefits	1,394,038	1,258,077	135,961	10.8
Net occupancy expense	162,754	149,334	13,420	9.0
Outside processing and software	193,339	172,130	21,209	12.3
Equipment expense	97,555	104,461	(6,906)	(6.6)
Marketing and customer development	92,024	67,927	24,097	35.5
Other noninterest expense	447,744	413,767	33,977	8.2

Noninterest expense before amortization of intangible assets and merger expense [3]	2,387,454	2,165,696	221,758	10.2
Amortization of intangible assets	53,130	61,035	(7,905)	(13.0)
Merger expense	-	80,000	(80,000)	(100.0)

Total noninterest expense	2,440,584	2,306,731	133,853	5.8

INCOME BEFORE INCOME TAXES	1,548,913	1,394,894	154,019	11.0
Provision for income taxes	473,384	436,900	36,484	8.4

NET INCOME	1,075,529	957,994	117,535	12.3
Merger expense, net of tax	-	49,600	(49,600)	(100.0)

NET INCOME EXCLUDING MERGER EXPENSE [2]	1,075,529	1,007,594	67,935	6.7
Net gain on sale of RCM assets, net of tax	-	(12,322)	12,322	(100.0)

NET INCOME EXCLUDING MERGER EXPENSE AND NET GAIN ON SALE OF RCM ASSETS [2]	$1,075,529	$995,272	$80,257	8.1%

REVENUE (Dollars in thousands)
Net interest income	$2,347,784	$2,235,269	$112,515	5.0%
Taxable-equivalent adjustment	41,621	36,386	5,235	14.4

Net interest income - FTE	2,389,405	2,271,655	117,750	5.2
Noninterest income	1,726,875	1,524,723	202,152	13.3

Total revenue - FTE	4,116,280	3,796,378	319,902	8.4
Securities (gains)/losses, net	(5,962)	5,686	(11,648)	NM
Net gain on sale of RCM assets	-	(19,874)	19,874	(100.0)

Total revenue - FTE excluding securities gains/losses and net gain on sale of RCM assets	$4,110,318	$3,782,190	$328,128	8.7%

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial - FTE	$33,531	$32,906	$625	1.9%
Real estate home equity lines	13,454	11,856	1,598	13.5
Real estate construction	11,652	9,408	2,244	23.9
Real estate 1-4 family	32,927	24,838	8,089	32.6
Real estate commercial	12,811	10,883	1,928	17.7
Business credit card	293	205	88	42.9
Consumer - direct	4,765	6,082	(1,317)	(21.7)
Consumer - indirect	8,469	8,624	(155)	(1.8)
Nonaccrual and restructured	312	300	12	4.0

Total loans	$118,214	$105,102	$13,112	12.5%

Average deposits
Noninterest bearing deposits	$23,878	$24,018	($140)	(0.6)%
NOW accounts	16,905	17,500	(595)	(3.4)
Money market accounts	25,358	25,122	236	0.9
Savings	5,226	6,982	(1,756)	(25.2)
Consumer and other time	24,870	18,400	6,470	35.2

Total consumer and commercial deposits	96,237	92,022	4,215	4.6
Brokered and foreign deposits	25,930	14,573	11,357	77.9

Total deposits	$122,167	$106,595	$15,572	14.6%

[1]	Any change over 100 percent is labeled as “NM”. Those changes over 100 percent were not considered to be meaningful.
[2]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of NCF. The Company believes the exclusion of merger expense is more reflective of normalized operations. SunTrust also presents noninterest income before securities gains/(losses). The Company believes noninterest income before securities gains/(losses) is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of RCM assets because the Company believes the exclusion of the net gain provides better comparability and is more indicative of normalized operations.
[3]	The Company presents noninterest expense before amortization of intangible assets and merger expense. The Company believes the exclusion of these measures provides better comparability and is more reflective of normalized operations.

Preliminary Data
Retail Line of Business
(Dollars in thousands)   (Unaudited)

	Three Months Ended			Six Months Ended
	June 30	June 30%		June 30	June 30%
	2006	2005	Change	2006	2005	Change

Statement of Income

Net interest income	$605,471	$537,370	12.7%	$1,198,905	$1,059,563	13.2%
FTE adjustment	21	21	0.0	42	36	16.7

Net interest income - FTE	605,492	537,391	12.7	1,198,947	1,059,599	13.2
Provision for loan losses[1]	18,871	29,640	(36.3)	38,589	62,237	(38.0)

Net interest income after provision for loan losses - FTE	586,621	507,751	15.5	1,160,358	997,362	16.3

Noninterest income before securities gains/(losses)	267,671	257,859	3.8	526,179	496,187	6.0
Securities gains/(losses), net	-	(6)	(100.0)	-	(6)	(100.0)

Total noninterest income	267,671	257,853	3.8	526,179	496,181	6.0

Noninterest expense before amortization of intangible assets	519,935	475,604	9.3	1,026,635	947,416	8.4
Amortization of intangible assets	21,075	24,887	(15.3)	43,608	51,305	(15.0)

Total noninterest expense	541,010	500,491	8.1	1,070,243	998,721	7.2

Income before provision for income taxes	313,282	265,113	18.2	616,294	494,822	24.5
Provision for income taxes	114,481	99,187	15.4	225,939	185,180	22.0
FTE adjustment	21	21	0.0	42	36	16.7

Net income	$198,780	$165,905	19.8	$390,313	$309,606	26.1

Total revenue - FTE	$873,163	$795,244	9.8	$1,725,126	$1,555,780	10.9

Average Balance Sheet

Total loans	$30,438,805	$29,984,887	1.5	$30,840,411	$29,754,384	3.6
Goodwill	4,897,367	4,891,677	0.1	4,884,959	4,882,972	0.0
Other intangible assets excluding MSR’s	291,277	384,792	(24.3)	302,220	397,395	(23.9)
Total assets	37,937,485	36,360,534	4.3	38,220,942	36,080,012	5.9
Total deposits	69,539,916	65,046,616	6.9	68,384,515	64,310,183	6.3

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	61.96%	62.94%		62.04%	64.19%
Impact of excluding cost of intangible assets	(6.01)	(7.42)		(6.15)	(7.80)

Tangible efficiency ratio	55.95%	55.52%		55.89%	56.39%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

Preliminary Data
Commercial Line of Business
(Dollars in thousands)   (Unaudited)

	Three Months Ended			Six Months Ended
	June 30	June 30%		June 30	June 30%
	2006	2005	Change	2006	2005	Change

Statement of Income

Net interest income	$228,136	$214,806	6.2%	$450,846	$416,119	8.3%
FTE adjustment	10,082	9,477	6.4	20,155	18,455	9.2

Net interest income - FTE	238,218	224,283	6.2	471,001	434,574	8.4
Provision for loan losses[1]	6,656	3,213	107.2	5,559	2,823	96.9

Net interest income after provision for loan losses - FTE	231,562	221,070	4.7	465,442	431,751	7.8

Noninterest income before securities gains/(losses)	68,204	61,233	11.4	136,712	118,343	15.5
Securities gains/(losses), net	-	-	-	-	-	0.0

Total noninterest income	68,204	61,233	11.4	136,712	118,343	15.5

Noninterest expense before amortization of intangible assets	158,554	146,786	8.0	317,709	292,167	8.7
Amortization of intangible assets	-	-	-	-	-	0.0

Total noninterest expense	158,554	146,786	8.0	317,709	292,167	8.7

Income before provision for income taxes	141,212	135,517	4.2	284,445	257,927	10.3
Provision for income taxes	22,238	25,671	(13.4)	48,075	47,846	0.5
FTE adjustment	10,082	9,477	6.4	20,155	18,455	9.2

Net income	$108,892	$100,369	8.5	$216,215	$191,626	12.8

Total revenue - FTE	$306,422	$285,516	7.3	$607,713	$552,917	9.9

Average Balance Sheet

Total loans	$32,737,610	$31,117,570	5.2	$32,126,393	$30,536,795	5.2
Goodwill	1,264,845	1,264,808	0.0	1,263,115	1,264,801	(0.1)
Other intangible assets excluding MSR’s	-	-	-	-	-	0.0
Total assets	35,158,665	33,330,340	5.5	34,523,333	32,710,359	5.5
Total deposits	13,627,171	13,372,341	1.9	13,666,091	13,314,671	2.6

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	51.74%	51.41%		52.28%	52.84%
Impact of excluding cost of intangible assets	(2.21)	(2.52)		(2.24)	(2.70)

Tangible efficiency ratio	49.53%	48.89%		50.04%	50.14%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

Preliminary Data
Corporate and Investment Banking Line of Business
(Dollars in thousands)   (Unaudited)

	Three Months Ended			Six Months Ended
	June 30	June 30%		June 30	June 30%
	2006	2005	Change	2006	2005	Change

Statement of Income

Net interest income	$50,597	$59,596	(15.1)%	$112,450	$114,819	(2.1)%
FTE adjustment	7,389	5,421	36.3	13,887	10,260	35.4

Net interest income - FTE	57,986	65,017	(10.8)	126,337	125,079	1.0
Provision for loan losses[1]	(435)	(14)	NM	(830)	(722)	15.0

Net interest income after provision for loan losses - FTE	58,421	65,031	(10.2)	127,167	125,801	1.1

Noninterest income before securities gains/(losses)	160,841	152,855	5.2	317,864	329,486	(3.5)
Securities gains/(losses), net	-	180	(100.0)	-	296	(100.0)

Total noninterest income	160,841	153,035	5.1	317,864	329,782	(3.6)

Noninterest expense before amortization of intangible assets	108,411	107,837	0.5	230,774	226,462	1.9
Amortization of intangible assets	122	122	-	244	277	(11.9)

Total noninterest expense	108,533	107,959	0.5	231,018	226,739	1.9

Income before provision for income taxes	110,729	110,107	0.6	214,013	228,844	(6.5)
Provision for income taxes	34,496	36,484	(5.4)	66,521	76,333	(12.9)
FTE adjustment	7,389	5,421	36.3	13,887	10,260	35.4

Net income	$68,844	$68,202	0.9	$133,605	$142,251	(6.1)

Total revenue - FTE	$218,827	$218,052	0.4	$444,201	$454,861	(2.3)

Average Balance Sheet

Total loans	$16,487,027	$14,864,495	10.9	$16,297,663	$14,407,884	13.1
Goodwill	147,666	147,654	-	147,569	147,655	(0.1)
Other intangible assets excluding MSR’s	1,647	3,185	(48.3)	2,224	3,542	(37.2)
Total assets	23,842,529	20,484,858	16.4	23,605,495	20,053,937	17.7
Total deposits	3,013,309	3,270,068	(7.9)	3,351,363	3,202,172	4.7

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	49.60%	49.51%		52.01%	49.85%
Impact of excluding cost of intangible assets	(0.42)	(0.45)		(0.43)	(0.45)

Tangible efficiency ratio	49.18%	49.06%		51.58%	49.40%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

Preliminary Data
Mortgage Line of Business
(Dollars in thousands)   (Unaudited)

	Three Months Ended			Six Months Ended
	June 30	June 30%		June 30	June 30%
	2006	2005	Change	2006	2005	Change

Statement of Income

Net interest income	$149,529	$130,989	14.2%	$297,961	$256,428	16.2%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	149,529	130,989	14.2	297,961	256,428	16.2
Provision for loan losses[1]	2,128	2,828	(24.8)	5,000	3,882	28.8

Net interest income after provision for loan losses - FTE	147,401	128,161	15.0	292,961	252,546	16.0

Noninterest income before securities gains/(losses)	100,322	50,817	97.4	220,669	94,954	132.4
Securities gains/(losses), net	-	386	(100.0)	-	1,076	(100.0)

Total noninterest income	100,322	51,203	95.9	220,669	96,030	129.8

Noninterest expense before amortization of intangible assets	151,028	124,202	21.6	293,476	235,578	24.6
Amortization of intangible assets	763	867	(12.0)	1,527	1,734	(11.9)

Total noninterest expense	151,791	125,069	21.4	295,003	237,312	24.3

Income before provision for income taxes	95,932	54,295	76.7	218,627	111,264	96.5
Provision for income taxes	32,991	18,007	83.2	76,215	37,153	105.1
FTE adjustment	-	-	-	-	-	-

Net income	$62,941	$36,288	73.4	$142,412	$74,111	92.2

Total revenue - FTE	$249,851	$182,192	37.1	$518,630	$352,458	47.1

Average Balance Sheet

Total loans	$32,000,957	$22,994,636	39.2	$30,471,234	$22,488,897	35.5
Goodwill	275,705	248,676	10.9	263,015	247,037	6.5
Other intangible assets excluding MSR’s	6,562	9,873	(33.5)	6,942	10,304	(32.6)
Total assets	41,085,071	30,434,503	35.0	40,332,396	29,747,977	35.6
Total deposits	1,843,188	1,595,510	15.5	1,644,671	1,447,762	13.6

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	60.75%	68.65%		56.88%	67.33%
Impact of excluding cost of intangible assets	(1.03)	(1.59)		(0.92)	(1.62)

Tangible efficiency ratio	59.72%	67.06%		55.96%	65.71%

Other Information

Production Data
Channel mix
Retail	$6,571,921	$5,730,091	14.7	$11,747,315	$9,836,159	19.4
Wholesale	4,971,300	3,094,941	60.6	9,208,907	5,546,064	66.0
Correspondent	3,486,658	2,377,585	46.6	5,624,910	4,471,979	25.8

Total production	$15,029,879	$11,202,617	34.2	$26,581,132	$19,854,202	33.9

Channel mix - percent
Retail	44%	51%		44%	50%
Wholesale	33	28		35	28
Correspondent	23	21		21	22

Total production	100%	100%		100%	100%

Puchase and refinance mix
Refinance	$5,087,567	$3,837,717	32.6	$9,424,773	$7,624,608	23.6
Purchase	9,942,312	7,364,900	35.0	17,156,359	12,229,594	40.3

Total production	$15,029,879	$11,202,617	34.2	$26,581,132	$19,854,202	33.9

Puchase and refinance mix - percent
Refinance	34%	34%		35%	38%
Purchase	66	66		65	62

Total production	100%	100%		100%	100%

Applications	$22,169,211	$19,466,891	13.9	$42,366,894	$33,277,654	27.3

Mortgage Servicing Data (End of Period)
Total loans serviced	$121,436,424	$89,102,783	36.3
Total loans serviced for others	80,511,802	60,436,396	33.2
Net carrying value of MSR’s	720,263	565,493	27.4
Ratio of net carrying value of MSR’s to total loans serviced for others	0.895%	0.936%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

Preliminary Data
Wealth and Investment Management Line of Business
(Dollars in thousands)   (Unaudited)

	Three Months Ended			Six Months Ended
	June 30	June 30%		June 30	June 30%
	2006	2005	Change	2006	2005	Change

Statement of Income

Net interest income	$92,039	$82,972	10.9%	$183,980	$160,127	14.9%
FTE adjustment	17	18	(5.6)	34	32	6.3

Net interest income - FTE	92,056	82,990	10.9	184,014	160,159	14.9
Provision for loan losses[1]	751	902	(16.7)	943	1,153	(18.2)

Net interest income after provision for loan losses - FTE	91,305	82,088	11.2	183,071	159,006	15.1

Noninterest income before securities gains/(losses)	251,819	233,720	7.7	490,644	466,476	5.2
Securities gains/(losses), net	(15)	(49)	(69.4)	(53)	(161)	(67.1)

Total noninterest income	251,804	233,671	7.8	490,591	466,315	5.2

Noninterest expense before amortization of intangible assets	254,096	229,352	10.8	510,213	472,092	8.1
Amortization of intangible assets	3,702	3,719	(0.5)	7,307	7,272	0.5

Total noninterest expense	257,798	233,071	10.6	517,520	479,364	8.0

Income before provision for income taxes	85,311	82,688	3.2	156,142	145,957	7.0
Provision for income taxes	31,840	30,909	3.0	58,000	54,276	6.9
FTE adjustment	17	18	(5.6)	34	32	6.3

Net income	$53,454	$51,761	3.3	$98,108	$91,649	7.0

Total revenue - FTE	$343,860	$316,661	8.6	$674,605	$626,474	7.7

Average Balance Sheet

Total loans	$8,063,724	$7,681,909	5.0	$8,106,158	$7,628,360	6.3
Goodwill	305,456	301,978	1.2	301,745	301,063	0.2
Other intangible assets excluding MSR’s	123,825	139,171	(11.0)	123,124	136,255	(9.6)
Total assets	8,858,253	8,439,024	5.0	8,878,999	8,371,887	6.1
Total deposits	9,158,372	9,611,239	(4.7)	9,158,801	9,489,121	(3.5)

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	74.97%	73.60%		76.71%	76.52%
Impact of excluding cost of intangible assets	(2.06)	(2.33)		(2.09)	(2.38)

Tangible efficiency ratio	72.91%	71.27%		74.62%	74.14%

Other Information (End of Period)

Assets under adminstration
Managed (discretionary) assets	$134,819,000	$130,261,760	3.5
Non-managed assets	51,162,000	47,132,240	8.5

Total assets under administration	185,981,000	177,394,000	4.8

Brokerage assets	35,016,000	29,200,000	19.9
Corporate trust assets	28,313,000	25,311,322	11.9

Total assets under advisement	$249,310,000	$231,905,322	7.5

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

Preliminary Data
Corporate Other and Treasury
(Dollars in thousands)   (Unaudited)

	Three Months Ended			Six Months Ended
	June 30	June 30%		June 30	June 30%
	2006	2005	Change	2006	2005	Change

Statement of Income

Net interest income	$42,971	$97,976	(56.1)%	$103,642	$228,213	(54.6)%
FTE adjustment	3,774	3,783	(0.2)	7,503	7,603	(1.3)

Net interest income - FTE	46,745	101,759	(54.1)	111,145	235,816	(52.9)
Provision for loan losses [1]	23,788	11,242	NM	35,901	(11,006)	NM

Net interest income after provision for loan losses - FTE	22,957	90,517	(74.6)	75,244	246,822	(69.5)

Noninterest income before securities gains/(losses)	20,654	14,452	42.9	28,845	24,963	15.6
Securities gains/(losses), net	5,873	(538)	NM	6,015	(6,891)	NM

Total noninterest income	26,527	13,914	90.6	34,860	18,072	92.9

Noninterest expense before amortization of intangible assets	(3,816)	59,226	NM	8,647	71,981	(88.0)
Amortization of intangible assets	223	223	-	444	447	(0.7)

Total noninterest expense	(3,593)	59,449	NM	9,091	72,428	(87.4)

Income before provision for income taxes	53,077	44,982	18.0	101,013	192,466	(47.5)
Provision for income taxes	(1,788)	(1,976)	(9.5)	(1,366)	36,112	NM
FTE adjustment	3,774	3,783	(0.2)	7,503	7,603	(1.3)

Net income	$51,091	$43,175	18.3	$94,876	$148,751	(36.2)

Total revenue - FTE	$73,272	$115,673	(36.7)	$146,005	$253,888	(42.5)

Average Balance Sheet

Total loans	$416,350	$323,210	28.8	$372,225	$285,303	30.5
Securities available for sale	25,466,581	27,117,619	(6.1)	25,114,942	27,064,368	(7.2)
Goodwill	7,419	12,938	(42.7)	7,996	11,591	(31.0)
Other intangible assets excluding MSR’s	5,846	6,736	(13.2)	5,956	6,848	(13.0)
Total assets	33,862,143	36,204,330	(6.5)	33,628,684	36,282,880	(7.3)

Total deposits (mainly brokered and foreign)	27,184,675	15,877,906	71.2	25,962,166	14,831,124	75.1

Other Information

Duration of investment portfolio	3.0%	2.8%

Net interest income interest rate sensitivity:
% Change in net interest income under:
Gradual 100 bp increase in rates over next 12 months	(0.6)%	0.4%
Gradual 100 bp decrease in rates over next 12 months	1.3%	0.1%

[1]	Provision for loan losses represents difference between net charge-offs for the lines of business and consolidated provision for loan losses.

Preliminary Data
Consolidated - Segment Totals
(Dollars in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30	June 30%		June 30	June 30%
	2006	2005	Change	2006	2005	Change
Statement of Income
Net interest income	$1,168,743	$1,123,709	4.0%	$2,347,784	$2,235,269	5.0%
FTE adjustment	21,283	18,720	13.7	41,621	36,386	14.4

Net interest income - FTE	1,190,026	1,142,429	4.2	2,389,405	2,271,655	5.2
Provision for loan losses	51,759	47,811	8.3	85,162	58,367	45.9

Net interest income after provision for loan losses - FTE	1,138,267	1,094,618	4.0	2,304,243	2,213,288	4.1

Noninterest income before securities gains/(losses)	869,511	770,936	12.8	1,720,913	1,530,409	12.4
Securities gains/(losses), net	5,858	(27)	NM	5,962	(5,686)	NM

Total noninterest income	875,369	770,909	13.6	1,726,875	1,524,723	13.3

Noninterest expense before amortization of intangible assets	1,188,208	1,143,007	4.0	2,387,454	2,245,696	6.3
Amortization of intangible assets	25,885	29,818	(13.2)	53,130	61,035	(13.0)

Total noninterest expense	1,214,093	1,172,825	3.5	2,440,584	2,306,731	5.8

Income before provision for income taxes	799,543	692,702	15.4	1,590,534	1,431,280	11.1
Provision for income taxes	234,258	208,282	12.5	473,384	436,900	8.4
FTE adjustment	21,283	18,720	13.7	41,621	36,386	14.4

Net income	$544,002	$465,700	16.8	$1,075,529	$957,994	12.3

Total revenue - FTE	$2,065,395	$1,913,338	7.9	$4,116,280	$3,796,378	8.4

Average Balance Sheet

Total loans	$120,144,473	$106,966,707	12.3	$118,214,084	$105,101,623	12.5
Goodwill	6,898,458	6,867,731	0.4	6,868,399	6,855,119	0.2
Other intangible assets excluding MSR’s	429,157	543,757	(21.1)	440,466	554,344	(20.5)
Total assets	180,744,146	165,253,589	9.4	179,189,849	163,247,052	9.8
Total deposits	124,366,631	108,773,680	14.3	122,167,607	106,595,033	14.6

Performance Ratios

Efficiency ratio	58.78%	61.30%		59.29%	60.76%
Impact of excluding cost of intangible assets	(1.25)	(1.56)		(1.29)	(1.61)

Tangible efficiency ratio	57.53%	59.74%		58.00%	59.15%